                                                                       Ex. 10.15


                                                                     FACILITY II


================================================================================


                                CREDIT AGREEMENT


                                  by and among


                       NEW PLAN EXCEL REALTY TRUST, INC.

                           THE LENDERS PARTY HERETO,


                                      AND


                              THE BANK OF NEW YORK
                            as Administrative Agent


                                  BANK ONE, NA
                          as a Co-Documentation Agent

                                      and


                                BANKBOSTON, N.A.
                          as a Co-Documentation Agent


                         Dated as of November 17, 1999



                           BNY CAPITAL MARKETS, INC.
                             as Sole Lead Arranger
                                 and Bookrunner


================================================================================

                                                                     FACILITY II

                               TABLE OF CONTENTS




1.    DEFINITIONS ...........................................................................  1
   1.1.  Defined Terms ......................................................................  1
   1.2.  Other Definitional Provisions ...................................................... 25
2.    AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT ....................................... 26
   2.1.    Revolving Credit Loans ........................................................... 26
   2.2.    Facility Notes ................................................................... 26
   2.3.    Procedure for Revolving Credit Loan Borrowings Other than Swingline
           Borrowings and Competitive Bid Borrowings ........................................ 27
   2.4.    Competitive Bid Borrowings and Procedure for Competitive Bid Borrowings .......... 29
   2.5.    Termination or Reduction of Commitments .......................................... 34
   2.6.    Repayment of Loans; Evidence of Debt ............................................. 34
   2.7.    Prepayments of the Loans ......................................................... 35
   2.8.    Swingline Loans .................................................................. 36
   2.9.    Letters of Credit ................................................................ 38
   2.10.   Conversions ...................................................................... 42
   2.11.   Interest Rate and Payment Dates .................................................. 43
   2.12.   Substituted Interest Rate ........................................................ 45
   2.13.   Taxes; Net Payments .............................................................. 46
   2.14.   Illegality ....................................................................... 46
   2.15.   Increased Costs .................................................................. 47
   2.16.   Indemnification for Break Funding Losses ......................................... 49
   2.17.   Use of Proceeds .................................................................. 50
   2.18.   Capital Adequacy ................................................................. 50
   2.19.   Administrative Agent's Records ................................................... 51
3.    FEES; PAYMENTS ........................................................................ 51
   3.1.    Facility Fee ..................................................................... 51
   3.2.    Payments; Application of Payments ................................................ 52
4.    REPRESENTATIONS AND WARRANTIES ........................................................ 53
   4.1.    Existence and Power .............................................................. 53
   4.2.    Authority ........................................................................ 54
   4.3.    Binding Agreement ................................................................ 54
   4.4.    Subsidiaries; DownREIT Partnerships .............................................. 54
   4.5.    Litigation ....................................................................... 55
   4.6.    Required Consents ................................................................ 55
   4.7.    No Conflicting Agreements ........................................................ 55
   4.8.    Compliance with Applicable Laws .................................................. 56
   4.9.    Taxes ............................................................................ 56
   4.10.   Governmental Regulations ......................................................... 56
   4.11.   Federal Reserve Regulations; Use of Loan Proceeds ................................ 56
   4.12.   Plans; Multiemployer Plans ....................................................... 57
   4.13.   Financial Statements ............................................................. 57
   4.14.   Property ......................................................................... 58

   4.15.   Franchises, Intellectual Property, Etc ........................................... 58
   4.16.   Environmental Matters ............................................................ 58
   4.17.   Labor Relations .................................................................. 60
   4.18.   Burdensome Obligations ........................................................... 60
   4.19.   Solvency ......................................................................... 60
   4.20.   REIT Status ...................................................................... 61
   4.21.   Rent Roll and List of Unencumbered Assets ........................................ 61
   4.22.   Year 2000  ....................................................................... 61
   4.23.   Operation of Business ............................................................ 61
   4.24.   No Misrepresentation ............................................................. 61
5.    CONDITIONS TO FIRST LOANS OR LETTERS OF CREDIT ........................................ 61
   5.1.    Evidence of Action ............................................................... 62
   5.2.    This Agreement ................................................................... 63
   5.3.    Notes ............................................................................ 63
   5.4.    Guaranty ......................................................................... 63
   5.5.    Other Credit Agreement ........................................................... 63
   5.6.    Litigation ....................................................................... 63
   5.7.    Opinion of Counsel to the Borrower ............................................... 64
   5.8.    Fees ............................................................................. 64
   5.9.    Fees and Expenses of Special Counsel ............................................. 64
   5.10.   Year 2000 Assurances ............................................................. 64
6.    CONDITIONS OF LENDING - ALL LOANS ..................................................... 64
   6.1.    Compliance ....................................................................... 64
   6.2.    Loan Closings .................................................................... 65
   6.3.    Borrowing Request ................................................................ 65
   6.4.    Documentation and Proceedings .................................................... 65
   6.5.    Required Acts and Conditions ..................................................... 65
   6.6.    Approval of Special Counsel ...................................................... 66
   6.7.    Supplemental Opinions ............................................................ 66
   6.8.    Other Documents .................................................................. 66
7.    AFFIRMATIVE COVENANTS ................................................................. 66
   7.1.    Financial Statements ............................................................. 66
   7.2.    Certificates; Other Information .................................................. 68
   7.3.    Legal Existence .................................................................. 71
   7.4.    Taxes ............................................................................ 71
   7.5.    Insurance ........................................................................ 72
   7.6.    Payment of Indebtedness and Performance of Obligations ........................... 72
   7.7.    Maintenance of Property; Environmental Investigations ............................ 72
   7.8.    Observance of Legal Requirements ................................................. 73
   7.9.    Inspection of Property; Books and Records; Discussions ........................... 73
   7.10.   Licenses, Intellectual Property .................................................. 74
   7.11.   Required Additional Guarantors ................................................... 74
   7.12.   REIT Status; Operation of Business ............................................... 74
   7.13.   Termination of Existing Credit Agreements ........................................ 74
8.    NEGATIVE COVENANTS .................................................................... 75
   8.1.    Liens ............................................................................ 75
   8.2.    Merger, Consolidation and Certain Dispositions of Property ....................... 76

   8.3.    Investments, Loans, Etc .......................................................... 76
   8.4.    Business Changes ................................................................. 78
   8.5.    Amendments to Organizational Documents ........................................... 78
   8.6.    Bankruptcy Proceedings ........................................................... 79
   8.7.    Sale and Leaseback ............................................................... 79
   8.8.    Transactions with Affiliates ..................................................... 79
   8.9.    Issuance of Additional Capital Stock by Subsidiary Guarantors .................... 79
   8.10.   Hedging Agreements ............................................................... 79
   8.11.   Restricted Payments .............................................................. 80
   8.12.   Unencumbered Assets Coverage Ratio ............................................... 81
   8.13.   Fixed Charge Coverage Ratio ...................................................... 81
   8.14.   Minimum Tangible Net Worth ....................................................... 81
   8.15.   Maximum Total Indebtedness ....................................................... 81
   8.16.   Liabilities to Assets Ratio ...................................................... 81
   8.17.   Maximum Book Value of Ancillary Assets ........................................... 81
9.    DEFAULT ............................................................................... 82
   9.1.    Events of Default ................................................................ 82
10.   THE AGENT ............................................................................. 85
   10.1.   Appointment ...................................................................... 85
   10.2.   Delegation of Duties ............................................................. 86
   10.3.   Exculpatory Provisions ........................................................... 86
   10.4.   Reliance by Administrative Agent ................................................. 86
   10.5.   Notice of Default ................................................................ 87
   10.6.   Non-Reliance on Administrative Agent and Other Lenders ........................... 87
   10.7.   Indemnification .................................................................. 88
   10.8.   Administrative Agent in Its Individual Capacity .................................. 88
   10.9.   Successor Administrative Agent ................................................... 88
11.   OTHER PROVISIONS ...................................................................... 90
   11.1.   Amendments and Waivers ........................................................... 90
   11.2.   Notices .......................................................................... 91
   11.3.   No Waiver; Cumulative Remedies ................................................... 92
   11.4.   Survival of Representations and Warranties ....................................... 92
   11.5.   Payment of Expenses and Taxes .................................................... 93
   11.6.   Lending Offices .................................................................. 94
   11.7.   Successors and Assigns ........................................................... 94
   11.8.   Designated Lender ................................................................ 97
   11.9.   Counterparts ..................................................................... 97
   11.10.  Adjustments; Set-off ............................................................. 98
   11.11.  Lenders' Representations ......................................................... 99
   11.12.  Indemnity ........................................................................ 99
   11.13.  Governing Law ....................................................................100
   11.14.  Headings Descriptive .............................................................100
   11.15.  Severability .....................................................................100
   11.16.  Integration ......................................................................100
   11.17.  Consent to Jurisdiction ..........................................................100
   11.18.  Service of Process ...............................................................101
   11.19.  No Limitation on Service or Suit .................................................101
   11.20.  WAIVER OF TRIAL BY JURY ..........................................................101

   11.21.  Termination ......................................................................102

                                                                     FACILITY II



                         LIST OF EXHIBITS AND SCHEDULES



         EXHIBITS:
         --------

         Exhibit A        -       Assignment and Assumption
         Exhibit B        -       Commitment Amounts
         Exhibit C        -       Competitive Bid Borrowing Request
         Exhibit D        -       Compliance Certificate
         Exhibit E        -       Conventional Borrowing Request
         Exhibit F        -       Guaranty
         Exhibit G        -       Swingline Borrowing Request
         Exhibit H        -       Facility Note
         Exhibit I        -       Swingline Note
         Exhibit J        -       Secretary's Certificate (Borrower)
         Exhibit K        -       Secretary's Certificate (Guarantor)
         Exhibit L        -       Points for Legal Opinions
         Exhibit M        -       Designation Agreement
         Exhibit N        -       Form of Notice of Conversion


         SCHEDULES:
         ---------

         Schedule I       -       Domestic and Eurodollar Lending Offices
         Schedule 4.4     -       Subsidiaries (including Subsidiary Guarantors)
         Schedule 4.5     -       Litigation
         Schedule 4.12    -       Plans
         Schedule 4.21    -       Rent Roll and List of Unencumbered Assets
         Schedule 4.22    -       Year 2000 Remediation

                                                                     FACILITY II


         CREDIT AGREEMENT, dated as of November 17, 1999, by and among NEW PLAN EXCEL REALTY TRUST, INC., a Maryland corporation (the "Borrower"), each lender party hereto or which becomes a "Lender" or a "Designated Lender" pursuant to the provisions of Section 11.7 or 11.8, respectively (each a "Lender" and, collectively, the "Lenders"), THE BANK OF NEW YORK, as administrative agent (in such capacity, the "Administrative Agent"), and BANK ONE, NA and BANKBOSTON, N.A. (each a "Co-Documentation Agent" and, collectively, the "Co-Documentation Agents").

1.       DEFINITIONS

         1.1.    Defined Terms.

                 As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

                 "ABR Advances": the Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

                 "Accountants": PricewaterhouseCoopers LLP, or after the date hereof, any of: Arthur Andersen LLP; Deloitte & Touche LLP; Ernst & Young LLP; KPMG LLP; or any successor to any of the foregoing, or such other firm of certified public accountants of recognized national standing selected by the Borrower and satisfactory to the Administrative Agent.

                 "Adjusted Net Operating Income": for any period, the aggregate amount of the Net Operating Income from each Unencumbered Asset during such period, less the Capital Expense Reserve for such Unencumbered Asset during such period.

                 "Advance": an ABR Advance, a Eurodollar Advance or a Competitive Bid Advance, as the case may be.

                 "Affected Advance": as defined in Section 2.12.

                 "Affected Principal Amount": in the event that (i) the Borrower shall fail for any reason to borrow or convert after it shall have notified the Administrative Agent of its intent to do so in any instance in which it shall have requested a Eurodollar Advance pursuant to Sections 2.3 or
2.10 or a Swingline Loan pursuant to Section 2.8, or shall have accepted one or more offers of Competitive Bid Advances under Section 2.4, an amount equal to the principal amount of such Eurodollar Advance,

Swingline Loan or Competitive Bid Advance; (ii) a Eurodollar Advance, Swingline Loan or Competitive Bid Advance shall terminate for any reason prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Eurodollar Advance, Swingline Loan or Competitive Bid Advance; or
(iii) the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance, Swingline Loan or Competitive Bid Advance prior to the last day of the Interest Period applicable thereto (including, without limitation, any mandatory prepayment or a prepayment resulting from acceleration or illegality), an amount equal to the principal amount of such Eurodollar Advance, Swingline Loan or Competitive Bid Advance so prepaid or repaid.

                 "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                 "Agreement": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Alternate Base Rate": on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the BNY Rate in effect on such date.

                 "Ancillary Assets": at any time, all Real Property of the Borrower and its Subsidiaries, or in which the Borrower or any Subsidiary of the Borrower has an interest (either directly or indirectly), and which is (i) a Development Asset, (ii) a mortgage, or (iii) any other Real Property other than an open air shopping center (including single tenant retail properties) or a residential apartment building or residential apartment community (and appurtenant amenities).

          "Applicable Facility Fee Percentage": at all times during which the applicable Pricing Level set forth below is in effect, a rate per annum equal to the following applicable percentage amount corresponding to such Pricing
Level:

          Pricing Level                            Applicable Facility Fee Percentage
          -------------                            ----------------------------------
          Pricing Level I                                        0.125%
          Pricing Level II                                       0.175%
          Pricing Level III                                      0.175%
          Pricing Level IV                                       0.200%
          Pricing Level V                                        0.250%
          Pricing Level VI                                       0.300%
          Pricing Level VII                                      0.400%.


                 Changes in the Applicable Facility Fee Percentage resulting from a change in a Pricing Level shall become effective as of the opening of business upon the date of any change in the Borrower's Senior Debt Rating, as determined by S&P or Moody's, as the case may be, which would affect the applicable Pricing Level.

                 "Applicable Lending Office": (i) in respect of any Lender, (A) in the case of such Lender's ABR Advances and Competitive Bid Advances, its Domestic Lending Office and (B) in the case of such Lender's Eurodollar Advances, its Eurodollar Lending Office, and (ii) in respect of the Swingline Lender and the Issuing Bank, the Domestic Lending Office of each thereof.

                 "Applicable Margin": with respect to the unpaid principal balance of Eurodollar Advances, at all times during which the applicable Pricing Level set forth below is in effect, and with respect to the participation fee payable in respect of Letters of Credit pursuant to Section 3.1(b), the respective percentage set forth below next to such Pricing Level:

          Pricing Level                               Applicable Margin
          -------------                               -----------------
          Pricing Level I                                    0.500%
          Pricing Level II                                   0.575%
          Pricing Level III                                  0.575%
          Pricing Level IV                                   0.675%
          Pricing Level V                                    0.875%
          Pricing Level VI                                   0.950%
          Pricing Level VII                                  1.100%.

                 Changes in the Applicable Margin resulting from a change in a Pricing Level shall become effective as of the opening of business upon the date of any change in the Senior Debt Rating of the Borrower, as determined by S&P or Moody's, as the case may be, which would affect the applicable Pricing Level.

                 "Assignment and Assumption Agreement": an assignment and assumption agreement executed by an assignor and an assignee pursuant to which such assignor assigns to such assignee all or any portion of such assignor's Notes and Commitments, substantially in the form of Exhibit A.

                 "Assignment Fee": as defined in Section 11.7(b).

                 "Authorized Signatory": the chairman of the board, the president, any vice president, the Chief Financial Officer or any other duly authorized officer (acceptable to the Administrative Agent) of the Borrower.

                 "Available Commitment Amount": on any day during the Commitment Period, an amount equal to the Total Commitment Amount at such time minus the total of all Competitive Bid Borrowings outstanding on such date.

                 "Benefited Lender": as defined in Section 11.10.

                 "BNY": The Bank of New York.

                 "BNY Rate": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

                 "Borrower's Interest": for any period, (i) with respect to Unencumbered Assets owned by a DownREIT Partnership, a fraction, expressed as a percentage, the numerator of which is the Net Operating Income of such Unencumbered Assets for such period, less any distributions required to be made to partners or members of such DownREIT Partnership, other than the Borrower and its Subsidiaries, and the denominator of which is the Net Operating Income of such Unencumbered Assets for such period, and (ii) with respect to any Ancillary Asset, the percentage of profits and losses with respect thereto to which the Borrower or its Subsidiaries, directly or indirectly, may be entitled to receive for such period.

                 "Borrowing Date": any Business Day specified in a Borrowing Request delivered pursuant to Section 2.3, 2.4 or 2.8, as the case may be, as a date on which the Borrower requests the Lenders or the Swingline Lender to make Loans.

                 "Borrowing Request": a Conventional Borrowing Request, a Competitive Bid Borrowing Request, or a Swingline Borrowing Request, as the case may be.

                 "Business Day": for all purposes other than as set forth in clause (ii) below, (i) any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Advances, any day which is a Business Day described in clause
(i) above and which is also a day on which dealings in foreign currency and exchange and Eurodollar funding between banks may be carried on in London, England.

                 "Capital Leases": leases which have been, or under GAAP are required to be, capitalized.

                 "Capital Expense Reserve": during any period, (i) with respect to each Unencumbered Asset other than a residential apartment building or residential apartment community, an amount equal to (A) a per annum rate of $.20 times (B) the total Net Rentable Area of such Unencumbered Asset, and (ii) with respect to each Unencumbered Asset that is a residential apartment building or residential apartment community, an amount equal to (A) $150 times (B) the number of apartment units in such residential apartment building or community (in each case whether or not such reserves are actually established by the Borrower).

                 "Change of Control": the occurrence of any one of the following events:

                 (a) any Person or Persons acting as a group shall acquire direct or indirect ownership of 30% or more of Borrower's common Stock; or

                 (b) during any twelve month period on or after the Effective Date, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by the Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

                 (c) there occurs a change of control of the Borrower of a nature that would be required to be reported in response to Item 1a of Form 8-K filed pursuant to Section 13 or 15 under the Securities Exchange Act of 1934, or in any other filing by the Borrower with the Securities and Exchange Commission; or

                 (d) the Borrower consolidates with, is acquired by, or merges into or with any Person (other than a merger permitted by Section 8.2).

                 "Chief Financial Officer": at any time, the chief financial officer of the Borrower, or if the Borrower does not have a chief financial officer at such time, the officer designated by the Borrower as its principal financial officer or such other officer of the Borrower that is acceptable to the Administrative Agent.

                 "Code": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

                 "Commitment": in respect of any Lender, such Lender's undertaking during the Commitment Period to make Revolving Credit Loans and to acquire participations in Letters of Credit and Swingline Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding such Lender's Commitment Amount.

                 "Commitment Amount": the amount set forth next to the name of such Lender in Exhibit B under the heading "Commitments" as such Lender's Commitment Amount, as the same may be reduced pursuant to Section 2.5.

                 "Commitment Percentage": on any day, and as to any Lender, the quotient of (i) such Lender's Commitment Amount on such day, divided by (ii) the Commitments of all Lenders on such day.

                 "Commitment Period:" the period from the Effective Date through the day preceding the Revolving Credit Expiration Date.

                 "Competitive Bid Advance": the Revolving Credit Loans (or any portions thereof) at such time as they (or such portions) consist of Competitive Bid Borrowings as provided for in Section 2.4.

                 "Competitive Bid Borrowing": a borrowing pursuant to Section
2.4 consisting of simultaneous Competitive Bid Advances from each Lender whose offer to make a Competitive Bid Advance as part of such borrowing has been accepted by the Borrower under the auction bidding procedure set forth in
Section 2.4.

                 "Competitive Bid Borrowing Request": a borrowing request in the form of Exhibit C.

                 "Competitive Bid Ceiling": at any time, an amount equal to 50% of the Total Commitment Amount at such time.

                 "Compliance Certificate": a certificate substantially in the form of Exhibit D.

                 "Consolidated": the Borrower and its Subsidiaries which are consolidated for financial reporting purposes.

                 "Consolidated EBITDA": for any period, net income for such period of the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, plus, without duplication and to the extent deducted in determining such net income, the sum of (i) Consolidated Interest Expense for such period, (ii) the aggregate amount of any taxes paid during such period, (iii) the aggregate amount attributable to depreciation and amortization for such period, (iv) the aggregate amount of extraordinary charges during such period and (v) the aggregate amount of non-cash expenses during such period, and minus, without duplication and to the extent added in determining such net income for such period, the aggregate amount of extraordinary gains during such period.

                 "Consolidated Fixed Charges": during any period, the sum of each of the following with respect to the Borrower and its Subsidiaries (without duplication), determined on a Consolidated basis in accordance with
GAAP: (i) the aggregate amount of all interest expense, both expensed and capitalized (including Consolidated Interest Expense) for such period, (ii) the aggregate of all scheduled principal amounts that become payable during such period in respect of any Indebtedness of the Borrower or its Subsidiaries (excluding balloon payments at maturity) and (iii) the aggregate amount of all cash dividends paid during such period in respect of preferred stock of the Borrower or its Subsidiaries.

                 "Consolidated Interest Expense": for any period, interest and fees accrued, accreted or paid by the Borrower and its Subsidiaries during such period in respect of Consolidated Total Indebtedness, determined in accordance with GAAP, including (a) the amortization of debt discounts to the extent included in interest expense in accordance with GAAP, (b) the amortization of all fees (including fees with respect to interest rate cap agreements or other agreements or arrangements entered into by the Borrower or any of its Subsidiaries designed to protect the Borrower or such Subsidiaries, as applicable, against fluctuations in interest rates) payable in connection with the incurrence of any Indebtedness to the extent included in interest expense in accordance with GAAP and (c) the portion of any rents payable under capital leases allocable to interest expense in accordance with GAAP.

                 "Consolidated Total Indebtedness": as of any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP, plus, if not otherwise required to be reflected in the Borrower's Consolidated balance sheet (and without duplication) (i) Contingent Obligations of the Borrower and its Subsidiaries on such date which are required in accordance with GAAP to be disclosed in a footnote to any such balance sheet, and (ii) any guarantee by the Borrower of any Indebtedness of an unconsolidated Subsidiary or joint venture in which the Borrower is a direct or indirect investor (to the full extent of the amount of such guaranteed Indebtedness on such date).

                 "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("Primary Obligations") of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and whether arising from partnership or keep-well agreements, including, without limitation, any obligation of such Person, whether contingent or not contingent
(a) to purchase any such Primary Obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Primary Obligation or (ii) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain net worth, solvency or other financial statement condition of the Primary Obligor,
(c) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such

Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation or (d) otherwise to assure, protect from loss or hold harmless the beneficiary of such Primary Obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include the endorsement of instruments for deposit or collection in the ordinary course of business. The term Contingent Obligation shall also include the liability of a general partner in respect of the liabilities of the partnership in which it is a general partner. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the Primary Obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                 "Conventional Advance": an ABR Advance and/or a Eurodollar Advance.

                 "Conventional Borrowing Request": a borrowing request in the form of Exhibit E.

                 "Conversion Date": the date on which a Eurodollar Advance is converted to an ABR Advance, or the date on which an ABR Advance is converted to a Eurodollar Advance, or the date on which a Eurodollar Advance is converted to a new Eurodollar Advance, all in accordance with Section 2.10.

                 "Credit Party": the Administrative Agent, the Lead Arranger, the Co-Documentation Agents, the Issuing Bank, the Swingline Lender, each Lender and their successors and assigns.

                 "Default": any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

                 "Defaulting Lender": at any time, any Lender that, at such time, (i) has failed to comply with any of its obligations to make a Loan, fund its share of any LC Disbursement or acquire a participation in any Swingline Loan as required pursuant to Section 2.3, 2.4, 2.8 or 2.9 of this Agreement,
(ii) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Agreement or any of the other Loan Documents, or (iii) has advised the Administrative Agent that it does not intend to comply with its obligations under Section 2.3, 2.4, 2.8 or 2.9 by reason of having been deemed insolvent or having become subject to a bankruptcy or insolvency proceeding.

                 "Designated Lender": a special purpose corporation that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least

"Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P that, in either case, (i) is organized under the laws of the United States or any state thereof, (ii) shall have become a party to this Agreement pursuant to Section 11.8 for the sole purposes of funding Competitive Bid Advances on behalf of a Designating Lender and (iii) is not otherwise a Lender.

                 "Designating Lender": as defined in Section 11.8.

                 "Designation Agreement": a designation agreement in substantially the form of Exhibit M hereto entered into between a Lender (other than a Designated Lender) and a Designated Lender, and accepted by the Administrative Agent.

                 "Development Asset": any Property of the Borrower or its Subsidiaries, or in which the Borrower or any of its Subsidiaries has an interest (either directly or indirectly) (i) which is new construction, or which is undergoing an expansion which will increase the Net Rentable Area of such Property by 20,000 square feet or more (provided that with respect to any Property which is under expansion, if the balance thereof is a fully integrated, rentable property, then only the portion of such Property that is under expansion shall be a Development Asset), and (ii) for which a certificate of occupancy, whether temporary or permanent, or the functional equivalent thereof, has not been issued with respect to such construction or expansion. Notwithstanding the foregoing, any such new construction or expansion which shall have been a Development Asset under the criteria of this definition shall no longer be a Development Asset upon such time as (A) the same is an income-producing Property in operating condition, and (B) at least 70% of the Net Rentable Area (determined on an "as completed" basis) of such construction or expansion is initially leased to tenants who have taken possession thereof.

                 "Dollars" and "$": lawful currency of the United States of America.

                 "Domestic Lending Office": in respect of any Lender, the Swingline Lender and the Issuing Bank, initially, the office or offices of such Lender, the Swingline Lender and the Issuing Bank designated as such on
Schedule I; thereafter, such other office of such Lender, the Swingline Lender and the Issuing Bank through which it shall be making or maintaining ABR Advances or Competitive Bid Advances, making Swingline Loans or issuing Letters of Credit, as reported by such Lender, the Swingline Lender or the Issuing Bank to the Administrative Agent and the Borrower.

                 "DownREIT Partnership": Excel Realty Partners, L.P., E. H. Properties, L.P. and any other partnership or limited liability company hereafter created by the Borrower for the purpose of acquiring assets qualifying as "real estate assets" under Section 856(c) of the Code through the issuance of partnership or limited liability company units in such partnership or limited liability company to third parties, provided that, in the case of each such entity (including Excel Realty Partners, L.P. and E.H.

Properties, L.P.) (i) the Borrower or a wholly owned Subsidiary of the Borrower is the sole general partner or managing member of such partnership or limited liability company, as the case may be, and (ii) the Borrower or its wholly owned Subsidiary shall be entitled to receive not less than 99% of the net income and gains before depreciation, if any, from such partnership or limited liability company after the limited partners or non-managing members of such partnership or limited liability company receive a stipulated distribution. Any partnership or limited liability company created after the Effective Date must be approved by the Administrative Agent as a "DownREIT Partnership" for purposes of being included in this definition.

                 "Effective Date": the date on which the conditions specified in Section 5 are satisfied.

                 "Environmental Laws": any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene and including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA Section 9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA Section 6901 et seq.; (iii) the Toxic Substance Control Act, as amended, 15 USCA Section 2601 et seq.; (iv) the Water Pollution Control Act, as amended, 33 USCA Section 1251 et seq.; (v) the Clean Air Act, as amended, 42 USCA Section 7401 et seq.; (vi) the Hazardous Material Transportation Act, as amended, 49 USCA Section 1801 et seq. and (viii) all rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any analogous state law.

                 "Environmental Risk Property": any Real Property of the Borrower, a Subsidiary Guarantor or a DownREIT Partnership in respect of which, at any time:

                          (i) Hazardous Substances are (A) generated or manufactured on, transported to or from, treated at, stored at or discharged from such Real Property in violation of any Environmental Laws; (B) discharged into subsurface waters under such Real Property in violation of any Environmental Laws; or (C) discharged from such Real Property on or into property or waters (including subsurface waters) adjacent to such Real Property in violation of any Environmental Laws, and any of the foregoing events in (A), (B) or (C) has an Adverse Environmental Impact; or

                          (ii) there exists with respect to such Real Property (A) a claim, demand, suit, action, proceeding, event, condition, report, directive, lien, violation, or non-compliance concerning any liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising in connection with: (x) any non-compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Substance on such Real Property or the release of any Hazardous Substance into the environment from such Real Property, or (B) any actual liability in connection with the presence of any Hazardous Substance on such Real Property or the release of any Hazardous Substance into the environment from such Real Property, and any of the foregoing events in (A) or (B) has an Adverse Environmental Impact.

                 For purposes of this definition, the term "Adverse Environmental Impact" shall mean any event described in clauses (A),
         (B) or (C) of paragraph (i) above or clauses (A) or (B) of paragraph
         (ii) above which could reasonably be expected to have a material adverse effect on (1) the value of such Real Property, (2) the marketability of such Real Property, or (3) the ability to finance or refinance such Real Property.

                 "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

                 "ERISA Affiliate": any Person which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the Lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

                 "ERISA Liabilities": without duplication, the aggregate of all unfunded vested benefits under all Plans and all potential withdrawal liabilities under all Multiemployer Plans.

                 "Eurodollar Advance": collectively, the Loans (or any portions thereof), other than Competitive Bid Advances, at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon a particular Eurodollar Rate; and "Eurodollar Advances" shall mean all such Eurodollar Advances in the aggregate.

                 "Eurodollar Lending Office": in respect of any Lender, initially, the office, branch or affiliate of such Lender designated as such on
Schedule I (or, if no such office branch or affiliate is specified, its Domestic Lending Office); thereafter, such other office, branch or affiliate of such Lender through which it shall be making or maintaining Eurodollar Advances, as reported by such Lender to the Administrative Agent and the Borrower.

                 "Eurodollar Rate": with respect to each Eurodollar Advance and as determined by the Administrative Agent, the rate of interest per annum (rounded, if necessary, to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%) equal to a fraction, the numerator of which is the rate per annum quoted by BNY at approximately 12:00 P.M. (or as soon thereafter as practicable) two Eurodollar Business Days prior to the first day of such Interest Period to leading banks in the interbank eurodollar market as the rate at which BNY is offering Dollar deposits in an amount approximately equal to its Commitment Percentage of such Eurodollar Advance and having a period to maturity approximately equal to the Interest Period applicable to such Eurodollar Advance, and the denominator of which is an amount equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject, in respect of eurocurrency liabilities.

                 "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time or any other condition specified in Section 9 has been satisfied.

                 "Existing Credit Agreements" shall mean that (i) certain Revolving Credit Agreement dated as of November 21, 1997 among New Plan Realty Trust (as predecessor in interest to the Borrower), The Bank of New York, as Administrative Agent, and the lenders signatory thereto, as the same has been amended and assumed by the Borrower, (ii) that certain First Amended and Restated Revolving Credit Agreement, dated as of March 31, 1998, among the Borrower (successor by merger to Excel Realty Trust, Inc.), BankBoston, N.A., as Agent, and the lenders signatory thereto, as the same has been amended, and
(iii) that certain Term Loan Agreement, dated July 13, 1999, among the Borrower, The Bank of New York, as agent, and the lenders party thereto.

                 "Facility Exposure": with respect to any Lender at any time, the sum of the (i) aggregate outstanding principal amount of such Lender's Revolving Credit Loans, (ii) LC Exposure and (iii) Swingline Exposure at such time.

                 "Facility Note:" as defined in Section 2.2(a).

                 "Facility Fee": as defined in Section 3.1.

                 "Federal Funds Rate": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%), equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as determined by BNY and reported to the Administrative Agent.

                 "Financial Statements": as defined in Section 4.13.

                 "Fixed Charge Coverage Ratio": for any period, the ratio of
(i) Consolidated EBITDA during such period to (ii) Consolidated Fixed Charges during such period.

                 "Fixed Rate Advance": A Eurodollar Advance, a Competitive Bid Advance or a Swingline Loan.

                 "Funds from Operations": With respect to any Person for any fiscal period, the sum of (i) the net income of such Person for such fiscal period (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, (ii) depreciation and amortization, and (iii) other non-cash items, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

                 "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

                 "Governmental Authority": any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

                 "Ground Lease": a ground lease in favor of the Borrower, a wholly owned Subsidiary or a DownREIT Partnership which has an unexpired term of 30 years or more (inclusive of any tenant-controlled renewal options) and which includes within its terms those rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to such ground lease.

                 "Guaranty": collectively, (i) a Guaranty, substantially in the form of Exhibit F executed by each of the Subsidiary Guarantors identified on
Schedule 4.4 and delivered to the Administrative Agent for the benefit of the Lenders on or prior to the Effective Date, and (ii) each additional Guaranty substantially in the form of Exhibit F executed by each Required Additional Guarantor and delivered to the Administrative Agent for the benefit of the Lenders after the Effective Date.

                 "Hazardous Substance": any hazardous or toxic substance, material or waste, including, but not limited to, (i) those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements therefor and (ii) any substance, pollutant or material defined as, or designated in, any Environmental Law as a "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "restricted hazardous waste," "pollutant," "toxic pollutant" or words of similar import.

                 "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                 "Highest Lawful Rate": with respect to any Lender and the Swingline Lender, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender or the Swingline Lender on its Note or which may be owing to such Lender or the Swingline Lender pursuant to this Agreement under the laws applicable to such Lender or the Swingline Lender and this Agreement.

                 "Indebtedness": as to any Person, at a particular time, all items which constitute, without duplication, (a) indebtedness for borrowed money (including, without limitation, indebtedness under this Agreement and the Notes) or the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) obligations with respect to any conditional sale or title retention agreement, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts,
(e) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business), (f) obligations under Capital Leases, (g) Contingent Obligations and
(h) ERISA Liabilities.

                 "Indemnified Person": as defined in Section 11.12.

                 "Intellectual Property": all copyrights, trademarks, patents, trade names and service names.

                 "Interest Payment Date": (i) as to any ABR Advance, the first day of each month commencing on the first such day to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Eurodollar Advance in respect of which the Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period, (iii) as to any Eurodollar Advance in respect of which the Borrower has selected an Interest Period of six months, the day which is three months after the first day of such Interest Period and the last day of such Interest Period,
(iv) as to any Competitive Bid Advance in respect of which the Borrower has selected an Interest Period of 90 days or less, the last day of the Interest Period applicable thereto, (v) as to any Competitive Bid Advance in respect of which the Borrower has selected an Interest Period of more than 90 days, the day which is 90 days after the first day of such Interest Period and the last day of such Interest Period, and (vi) as to any Swingline Loan, the last day of the Interest Period applicable to such Swingline Loan.

                 "Interest Period": (i) with respect to any Eurodollar Advance requested by the Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion Date with respect to such Eurodollar Advance and ending one, two, three or six months thereafter, as selected by the Borrower in its irrevocable Borrowing Request as provided in Section 2.3 or its irrevocable notice of conversion as provided in Section 2.10, (ii) with respect to any Competitive Bid Advance, the period commencing on the Borrowing Date with respect to such Competitive Bid Advance and ending on the maturity date thereof specified in the Competitive Bid Borrowing Request with respect thereto given pursuant to Section 2.4, and (iii) with respect to any Swingline Loan, the period commencing on the Borrowing Date with respect to such Swingline Loan and ending on the maturity date thereof specified in the Swingline Borrowing Request given pursuant to Section 2.8(c); provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                 (a) if any Interest Period pertaining to a Eurodollar Advance would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                 (b) if, with respect to the borrowing of any Loan as a Eurodollar Advance or the conversion of one Advance to another pursuant to
Section 2.10, the Borrower shall fail to give due notice as provided in Section
2.3 or 2.10, as the case may
be, the Borrower shall be deemed to have elected that such Loan or Advance shall be made as an ABR Advance;

                 (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                 (d) no such Interest Period shall end after the last day of the Commitment Period;

                 (e) the Borrower shall select Interest Periods so as not to have more than six different Interest Periods outstanding at any one time with respect to Eurodollar Advances and three different Interest Periods outstanding at any one time with respect to Competitive Bid Advances;

                 (f) no Interest Period pertaining to a Competitive Bid Advance shall be shorter than 7 days or longer than 180 days;

                 (g) no Interest Period pertaining to a Swingline Loan shall be shorter than 7 days or longer than 30 days; and

                 (h) each Interest Period for a Competitive Bid Advance and a Swingline Loan must commence and end on a Business Day.

                 "Investments": as defined in Section 8.3.

                 "Issuing Bank": BNY, in its capacity as issuer of Letters of Credit.

                 "LC Disbursement": a payment made by the Issuing Bank pursuant to a Letter of Credit.

                 "LC Exposure": at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Commitment Percentage of the total LC Exposure at such time.

                 "LC Sublimit":  $10,000,000.00

                 "Lead Arranger":  BNY Capital Markets, Inc.

                 "Letter of Credit": any letter of credit, and any successive renewals thereof, issued or made pursuant to this Agreement.

                 "Lien": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

                 "Loan" and "Loans": a Revolving Credit Loan (or Loans), a Competitive Bid Borrowing (or Borrowings) or a Swingline Loan (or Loans), as the case may be. All Loans shall be made in Dollars.

                 "Loan Documents": collectively, this Agreement, the Guaranty (and each Guaranty subsequently delivered pursuant to Section 7.11) and the Notes.

                 "Margin Stock": any "margin stock", as said term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

                 "Material Adverse Effect": a material adverse effect on (i) the financial condition, operations, business, or Properties of (A) the Borrower or (B) the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents or
(iii) the ability of the Administrative Agent and the Lenders to enforce the Loan Documents.

                 "Maturity Date": (i) with respect to Revolving Credit Loans made as Conventional Advances, the earlier of the Revolving Credit Termination Date or the date on which the Notes shall become due and payable, whether by acceleration or otherwise, (ii) with respect to Competitive Bid Borrowings, the date each such Competitive Bid Borrowing is due in accordance with Section 2.4(f) or by acceleration, and (iii) with respect to each Swingline Loan, the earlier of the last day of the Interest Period applicable to such Swingline Loan or the date on which the Swingline Note shall become due and payable, whether by acceleration or otherwise.

                 "Moody's":  Moody's Investors Services, Inc.

                 "Multiemployer Plan": a plan defined as such Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                 "Net Operating Income": for any period, and with respect to all assets which are Unencumbered Assets during such period, net-income for such period, determined in accordance with GAAP, attributable to Unencumbered Assets, plus depreciation and amortization, interest expense and any extraordinary or non-recurring losses deducted in calculating such net income, minus extraordinary or non-recurring gains and payments (including rent insurance proceeds and condemnation awards) included in such net income, minus any portion of such net income attributable to rents paid by any tenant which is an Affiliate of the Borrower, minus an amount (but not less than zero) equal to the difference between (i) 3% of Operating Income for such period, less (ii) management fees payable in respect of such Unencumbered Assets during such period. For purposes of any calculation of Net Operating Income, real estate taxes, ground rent and insurance, shall be included only at their stabilized, recurring levels.

                 "Net Rentable Area": with respect to any Real Property, the floor area of any buildings, structures or improvements thereof (expressed in square feet) available for leasing to tenants, as determined in accordance with the leases or site plans or leasing plans for such Real Property, or if such leases or site plans do not set forth the floor area demised thereunder (or if such Real Property is not subject to a lease), then as determined by the Borrower in accordance with an industry-accepted protocol approved by the Administrative Agent.

                 "Non-Recourse Exclusions": With respect to any Indebtedness of any Person which is secured by one or more parcels of Real Property or interests therein and which is not a general obligation of such Person, any usual and customary exclusions from the non-recourse limitations governing such Indebtedness, including, without limitation, exclusions for claims that (i) are based on fraud, intentional misrepresentation or misapplication of funds, (ii) result from intentional mismanagement of or waste at such Real Property, (iii) arise from the presence of Hazardous Substances on such Real Property; or (iv) are the result of any unpaid real estate taxes and assessments.

                 "Non-Recourse Indebtedness": At any time, Indebtedness of the Borrower and of its Subsidiaries at such time which is secured by one or more parcels of Real Property or interests therein and which is not a general obligation of the Borrower or such Subsidiary, the holder of such Indebtedness having recourse solely to the parcels of Real Property securing such Indebtedness, the leases thereon and the rents and profits thereof (except for recourse against the general credit of the Borrower or its Subsidiaries for any Non-Recourse Exclusions), provided that in calculating the amount of Non-Recourse Indebtedness at any time, the amount of any Non-Recourse Exclusions which are the subject of a final judgment shall not be included in Non-Recourse Indebtedness.

                 "Note" and "Notes": collectively, the Facility Notes and the Swingline Note.

                 "Operating Property": Any Real Property which at any time (i) is an income-producing property in operating condition and in respect of which no material part thereof has been damaged by fire or other casualty (unless such damage has been repaired) or condemned (unless such condemnation has been restored), (ii) is a retail shopping center, residential apartment building, office building or other operating

Property, (iii) for which a certificate of occupancy, whether temporary or permanent, or the functional equivalent thereof, has been issued for all improvements comprising the same and are in full force and effect, and (iv) is at least 60% occupied by tenants who have accepted the property and are paying rent in accordance with the terms of their leases, and "Operating Properties" means all such Operating Properties, collectively.

                 "Other Credit Agreement": that certain Credit Agreement of even date herewith among the Borrower, the Administrative Agent, the Co-Documentation Agents and the Lenders party thereto providing for a senior 364-day revolving credit facility in favor of the Borrower, as the same may be amended from time to time.

                 "Participating Lender": defined in Section 2.4.

                 "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

                 "Permitted Liens": Liens permitted to exist under Section 8.1.

                 "Person": an individual, a partnership, a corporation, a business trust, a limited liability company, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

                 "Plan": any employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by or subject to the minimum funding standards of Title IV of ERISA, other than a Multiemployer Plan.

                 "Pricing Level": one of the following seven pricing levels, as applicable, provided that if the ratings by S&P and Moody's in any such Pricing Level are split by more than one equivalent rating level, the operative rating would be deemed to be one rating level higher than the lower of the two ratings, and provided, further, that during any period that the Borrower has no Senior Debt Rating, Pricing Level VII would be the applicable Pricing Level:

                 "Pricing Level I": the Pricing Level which would be applicable for so long as the Senior Debt Rating is greater than or equal to AA- by S&P or Aa3 by Moody's;

                 "Pricing Level II": the Pricing Level which would be applicable for so long as the Senior Debt Rating is greater than or equal to A by S&P or A2 by Moody's and Pricing Level I is not applicable;

                 "Pricing Level III": the Pricing Level which would be applicable for so long as the Senior Debt Rating is greater than or equal to A- by S&P or A3 by Moody's and Pricing Levels I and II are not applicable;

                 "Pricing Level IV": the Pricing Level which would be applicable for so long as the Senior Debt Rating is greater than or equal to BBB+ by S&P or Baa1 by Moody's and Pricing Levels I, II and III are not applicable;

                 "Pricing Level V": the Pricing Level which would be applicable for so long as the Senior Debt Rating is equal to BBB by S&P or Baa2 by Moody's and Pricing Levels I, II, III and IV are not applicable;

                 "Pricing Level VI": the Pricing Level which would be applicable for so long as the Senior Debt Rating is equal to BBB- by S&P or Baa3 by Moody's and Pricing Levels I, II, III, IV and V are not applicable; and

                 "Pricing Level VII": the Pricing Level which would be applicable for so long as the Senior Debt Rating is less than or equal to BB+ by S&P or Ba1 by Moody's and Pricing Levels I, II, III, IV, V and VI are not applicable.

                 "Property": all types of real, personal, tangible, intangible or mixed property.

                 "Proposed Bid Rate": as applied to any Remaining Interest Period with respect to a Lender's Competitive Bid Advance, or the Swingline Lender's Swingline Rate with respect to one or more Swingline Loans, the rate per annum that such Lender or the Swingline Lender in good faith would have quoted to the Borrower had the Borrower requested that such Lender or the Swingline Lender offer to make a Competitive Bid Advance or Swingline Loan on the first day of such Remaining Interest Period, assuming no Default or Event of Default existed on such day and that the Borrower had the right to borrow hereunder on such day; each such rate to be determined by such Lender or the Swingline Lender, as the case may be, in good faith in its sole discretion.

                 "Rated Period": Any period during which S&P and Moody's are maintaining a Senior Debt Rating and such Senior Debt Rating is at least BBB-as determined by S&P, and at least Baa3, as determined by Moody's.

                 "Real Property": all real Property, and all interests in real Property, owned, leased or held by the Borrower or any Subsidiary of the Borrower.

                 "REIT": a Person qualifying as a real estate investment trust under sections 856-859 of the Code and the regulations and rulings of the Internal Revenue Service issued thereunder.

                 "Remaining Interest Period": (i) in the event that the Borrower shall fail for any reason to borrow a Loan in respect of which it shall have requested a Eurodollar Advance or Swingline Loan or convert an Advance to a Eurodollar Advance after it shall have notified the Administrative Agent of its intent to do so pursuant to Section 2.3 or 2.10 or accepted one or more offers of Competitive Bid Advances under Section 2.4, a period equal to the Interest Period that the Borrower elected in respect of such Eurodollar Advance, Swingline Loan or Competitive Bid Advance; or (ii) in the event that a Eurodollar Advance or Competitive Bid Advance shall terminate for any reason prior to the last day of the Interest Period applicable thereto, a period equal to the remaining portion of such Interest Period if such Interest Period had not been so terminated; or (iii) in the event that the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance, Swingline Loan or Competitive Bid Advance (including, without limitation, any mandatory prepayment or a prepayment resulting from acceleration or illegality) prior to the last day of the Interest Period applicable thereto, or the Swingline Rate in respect of any Swingline Loan shall have been converted to the Alternate Base Rate pursuant to Section 2.11(a), a period equal to the period from and including the date of such prepayment or repayment to but excluding the last day of such Interest Period.

                 "Rent Roll": a schedule prepared by the Borrower from time to time identifying (i) the Real Property owned by the Borrower or its Subsidiaries and stating whether such items of Real Property are Unencumbered Assets at such time, (ii) the annual base rent payable under each lease of Real Property owned by the Borrower or any of its Subsidiaries, (iii) the commencement and termination dates of the term of each such lease, (iv) any renewal options with respect to such lease, (v) the Net Rentable Area of the space demised under each such lease and (vi) such other information as the Administrative Agent may reasonably require.

                 "Required Additional Guarantors": any Subsidiary required to execute and deliver a Guaranty pursuant to Section 7.11.

                 "Required Lenders": means (a) so long as the Commitments remain in effect (i) if no Loans are outstanding at such time or there are Loans comprised of Conventional Advances or Swingline Loans and Competitive Bid Advances, Lenders (other than Defaulting Lenders or Designated Lenders) having Commitments equal to at least 51% of the Commitments of all Lenders at such time; (ii) if Loans outstanding at such time are comprised of Conventional Advances and/or Swingline Loans only, Lenders (other than Defaulting Lenders or Designated Lenders) holding Notes having an unpaid principal balance equal to at least 51% of the aggregate Loans then outstanding; and (iii) if Loans outstanding at such time are comprised of Competitive Bid Advances only, Lenders (other than Defaulting Lenders or Designated Lenders) having Commitments equal to at least 51% of the Commitments of all Lenders at such time (whether used or unused); and (b) if the Commitments have been terminated, Lenders

(other than Defaulting Lenders, but including Designated Lenders) whose Loans have an unpaid principal balance equal to at least 51% of the aggregate Loans then outstanding.

                 "Restricted Payment": as to any Person, any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any shares of any class of equity securities or beneficial interests of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares or beneficial interests or any option, warrant or other right to acquire any such shares or beneficial interests.

                 "Revolving Credit Loan" and "Revolving Credit Loans": as defined in Section 2.1.

                 "Revolving Credit Expiration Date": the earlier of the Maturity Date with respect to the Revolving Credit Loans which are not Competitive Bid Advances, or the Revolving Credit Termination Date.

                 "Revolving Credit Termination Date": November 17, 2002

                 "Senior Debt Rating": the senior unsecured non-credit-enhanced debt rating of the Borrower as determined by S&P and/or Moody's from time to time.

                 "Special Counsel": Emmet, Marvin & Martin, LLP, special counsel to BNY.

                 "S&P":  Standard & Poor's Ratings Group.

                 "Stock": any and all shares, rights, interests, participations, warrants, depositary receipts or other equivalents (however designated) of corporate stock, including, without limitation, so-called "phantom stock," preferred stock and common stock.

                 "Subsidiary": as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share, either directly or indirectly through an entity described in clause (i) above, in more than 50% of the profits and losses, however determined.

                 "Subsidiary Guarantor" means the Subsidiaries of the Borrower listed on Schedule 4.4 and designated thereof as a Subsidiary Guarantor, each Required Additional Guarantor, and their successors and assigns; and "Subsidiary Guarantors" shall mean all such guarantors, collectively.

                 "Swingline Borrowing Request": a borrowing request in the form of Exhibit G.

                 "Swingline Commitment" means, with respect to the Swingline Lender, the commitment of the Swingline Lender to make Swingline Loans hereunder, provided that the outstanding amount of Swingline Loans shall not at any time exceed the Swingline Sublimit.

                 "Swingline Exposure": at any time, the aggregate principal amount of all Swingline Loans advanced pursuant to Section 2.8 outstanding at such time. The Swingline Exposure of each Lender at any time shall be its pro rata percentage thereof based on its Commitment Percentage of the total of such Swingline Loans at such time.

                 "Swingline Lender" means BNY in its capacity as lender of Swingline Loans hereunder.

                 "Swingline Loan": a Revolving Credit Loan made by the Swingline Lender pursuant to Section 2.8.

                 "Swingline Note": as defined in Section 2.8(b).

                 "Swingline Rate" means, with respect to each Swingline Loan, the rate per annum proposed by the Borrower with respect to any requested Swingline Loan and agreed to by the Swingline Lender in accordance with Section 2.8(c) as the interest rate applicable to such Swingline Loan.

                 "Swingline Sublimit": $25,000,000.00.

                 "Tangible Net Worth": as of any date of determination thereof with respect to the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, the remainder of (i) the amounts which would, in conformity with GAAP, be included under "shareholder's equity" (or any like caption) on a Consolidated balance sheet of the Borrower and its Subsidiaries as at such date, minus (ii) the net book value of all assets of the Borrower and its Subsidiaries on a Consolidated basis (to the extent reflected in the Consolidated balance sheet of the Borrower at such date) which would be treated as intangibles under GAAP, including, without limitation, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, franchises, copyrights, licenses, service marks, rights with respect to the foregoing and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and research and development costs).

                 "Taxes": any present or future income, stamp or other taxes, levies, imposts, duties, fees, assessments, deductions, withholdings, or other charges of whatever nature, now or hereafter imposed, levied, collected, withheld, or assessed by any Governmental Authority.

                 "Total Capital": on any date, the sum of, without duplication,
(i) all Indebtedness of the Borrower and its Subsidiaries on such date which, in accordance with GAAP, is considered long term debt of the Borrower and its Subsidiaries, (ii) the amounts which would, in conformity with GAAP, be included under "shareholder's equity" (or any like caption) on a Consolidated balance sheet of the Borrower and its Subsidiaries as at such date, (iii) the value of all issued and outstanding preferred stock of the Borrower as set forth on the balance sheet of the Borrower as at such date, and (iv) all Loans outstanding on such date.

                 "Total Commitment Amount": on any day during the Commitment Period, the sum of the Commitment Amounts of all Lenders on such day.

                 "Unencumbered Asset": Any Operating Property which at any time
(i) is wholly owned in fee simple by the Borrower, a wholly owned Subsidiary of the Borrower or a DownREIT Partnership (or is the subject of a Ground Lease),
(ii) is free and clear of all Liens (other than Liens permitted under clauses
(i), (ii), (iii), (iv), (v) (vi), (viii) and (ix) of Section 8.1), (iii) does not have applicable to it (or to any such Ground Lease) any restriction on the pledge, transfer, mortgage or assignment of such Operating Property or Ground Lease (including any restriction imposed by the organizational documents of any such Subsidiary or DownREIT Partnership), (iv) if owned by any such Subsidiary or DownREIT Partnership, the Stock, partnership interests or membership interests, as the case may be, of such Subsidiary or DownREIT Partnership that are owned by the Borrower or any Subsidiary are not subject to any pledge or security interest in favor of any Person other than the Borrower or a Subsidiary Guarantor, (v) is not an Environmental Risk Property; (vi) does not have, to the best of the Borrower's knowledge, any title, survey, environmental or other defect which could reasonably be expected to materially and adversely affect the value, use or marketability thereof, and (vii) is located within the contiguous 48 states of the continental United States; and "Unencumbered Assets" mean all such Unencumbered Assets, collectively.

                 "Unencumbered Assets Coverage Ratio": on any date of determination the ratio of (i) the sum of all Adjusted Net Operating Income for all Unencumbered Assets of the Borrower and its Subsidiaries on a Consolidated basis, plus the Borrower's Interest in all Adjusted Net Operating Income for all Unencumbered Assets owned by a DownREIT Partnership, in each case for the fiscal quarter most recently then ending, to (ii) the portion of the Consolidated Interest Expense consisting of interest on all unsecured Indebtedness of the Borrower and its Subsidiaries as of such fiscal quarter end.

                 "Unencumbered Asset Value": as of any date the quotient of (i) an amount equal to the Adjusted Net Operating Income for all Unencumbered Assets in the aggregate for the four fiscal quarters of the Borrower most recently ending as of such date, divided by (ii) 10%. For purposes of any determination of Unencumbered Asset Value, the following limitations and methodology shall apply: (A) the Adjusted Net Operating Income of any Unencumbered Asset owned by a DownREIT Partnership shall be based on the Borrower's Interest in the Adjusted Net Operating Income for each such Unencumbered Asset for the four fiscal quarters having ended as of such date;
(B) in the event more than 10% of the gross base rents payable under all leases for Properties of the Borrower, its Subsidiaries or a DownREIT Partnership (including the Borrower's Interest in any Property) shall be payable by one tenant and its Subsidiaries, then Unencumbered Asset Value shall be reduced by the percentage amount of such excess multiplied by the Unencumbered Asset Value attributable to the Properties leased or controlled by such tenant and its Subsidiaries, and (C) in the event that the Borrower or a Subsidiary of the Borrower shall not have owned an Unencumbered Asset for the entire previous four fiscal quarters, then for the purposes of determining the Unencumbered Asset Value with respect to such Unencumbered Asset, the Adjusted Net Operating Income for such Unencumbered Asset shall be annualized in a manner reasonably satisfactory to the Administrative Agent.

         1.2.    Other Definitional Provisions.

                 (a) All terms defined in this Agreement shall have the meanings given such terms herein when used in the Loan Documents or any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

                 (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                 (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, schedule and exhibit references contained herein shall refer to Sections hereof or schedules or exhibits hereto unless otherwise expressly provided herein.

                 (d) The word "or" shall not be exclusive; "may not" is prohibitive and not permissive.

                 (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

                 (f) Unless specifically provided in a Loan Document to the contrary, references to time shall refer to New York City time.

2.       AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT.

         2.1.    Revolving Credit Loans.

                 Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each a "Revolving Credit Loan" and, as the context may require, collectively with all Revolving Credit Loans of such Lender and with the Revolving Credit Loans of all other Lenders, the "Revolving Credit Loans") to the Borrower from time to time during the Commitment Period, in an aggregate principal amount such that at any one time the Facility Exposure of such Lender (exclusive of any Competitive Bid Advances of such Lender at such time) shall not exceed such Lender's Commitment Amount. At no time shall the sum of (i) the aggregate outstanding principal amount of the Revolving Credit Loans of all Lenders, (ii) all Lenders' LC Exposure and
(iii) all Lenders' Swingline Exposure, exceed the Total Commitment Amount. During the Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Commitments, all in accordance with the terms and conditions of this Agreement. Subject to the provisions of Sections 2.3, 2.4 and 2.10, Revolving Credit Loans (other than Swingline Loans) may be (a) ABR Advances, (b) Eurodollar Advances, (c) Competitive Bid Advances or (d) any combination thereof. Each Swingline Loan shall accrue interest at the Swingline Rate applicable thereto in accordance with Section 2.11(a).

         2.2.    Facility Notes.

                 (a) Facility Notes. The Revolving Credit Loans of each Lender made as Conventional Advances and the LC Exposure and the Swingline Exposure (other than the Swingline Lender's Swingline Exposure which is evidenced by the Swingline Note) of each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit H, with appropriate insertions therein as to date and principal amount (each, as endorsed or modified from time to time, a "Facility Note" and, collectively with the Facility Notes of all other Lenders, the "Facility Notes"), payable to the order of such Lender for the account of its Applicable Lending Office and representing the obligation of the Borrower to pay the lesser of (a) the original amount of the Commitment of such Lender and (b) the aggregate unpaid principal balance of all Revolving Credit Loans of such Lender made as Conventional Advances and such Lender's share of the LC Disbursements and Swingline Exposure, plus interest and other amounts owing to the Lenders under the Loan Documents.

                 (b) The Facility Notes Generally. Each Facility Note shall bear interest from the date thereof on the unpaid principal balance thereof at the applicable interest rate or rates per annum determined as provided in Section 2.11 and shall be stated to mature on the Maturity Date. The following information shall be recorded by each Lender on its books and, prior to any transfer of any such Notes, endorsed by such Lender on the schedule attached thereto or any continuation thereof: (i) the date and amount of each Revolving Credit Loan of such Lender made as a Conventional Advance;
(ii) its character as an ABR Advance, a Eurodollar Advance or a combination thereof; (iii) the interest rate and Interest Period applicable to Eurodollar Advances; and (iv) each payment and prepayment of the principal thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make payment when due of any amount owing under the Loan Documents.

         2.3. Procedure for Revolving Credit Loan Borrowings Other than Swingline Borrowings and Competitive Bid Borrowings.

                 (a) Revolving Credit Loans. Except for Revolving Credit Loans which the Borrower has requested be made as Competitive Bid Advances or which are Swingline Loans (as to which the provisions of Sections 2.4 or 2.8, respectively, shall apply), and subject to the limitations set forth in Section
2.1 and 2.3(c), the Borrower may borrow under the Commitments on any Business Day during the Commitment Period by providing notice thereof in accordance with
Section 2.3(b).

                 (b) Borrowing Requests. To request Revolving Credit Loans pursuant to Section 2.3(a), the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Advance, not later than 12:00 P.M., New York City time, two Business Days before the date of the proposed borrowing of Revolving Credit Loans or (b) in the case of an ABR Advance, not later than 12:00 P.M., New York City time, one Business Day before the date of such proposed advance. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information: (i) the aggregate amount of the requested borrowing of Revolving Credit Loans; (ii) the date of such borrowing of Revolving Credit Loans, which shall be a Business Day; (iii) whether the requested Revolving Credit Loan is to be an ABR Advance or a Eurodollar Advance; (iv) in the case of a Eurodollar Advance, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.3(d).

                 (c) Limits on Advances. Each borrowing of (i) ABR Advances shall be in a minimum aggregate principal amount equal to $1,000,000 or such amount plus a whole multiple of $100,000 in excess thereof, or, if less, the Available Commitment Amount, and (ii) Eurodollar Advances shall be in an aggregate principal amount equal to $5,000,000 or such amount plus a whole multiple of $100,000 in excess thereof, or, if less, the Available Commitment Amount.

                 (d) Funding of Revolving Credit Loans. Upon receipt of each notice of borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender of the contents thereof. Subject to its receipt of the notice referred to in the preceding sentence, each Lender will make the amount of its Commitment Percentage of each borrowing of Revolving Credit Loans pursuant to this Section available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent set forth in Section
11.2 not later than 12:30 P.M. on the relevant Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent at such office. The amounts so made available to the Administrative Agent on the Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Administrative Agent, be made available on such date to the Borrower by the Administrative Agent at the office of the Administrative Agent specified in Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Administrative Agent, provided that Revolving Credit Loans made to finance the reimbursement of an LC Disbursement as provided in
Section 2.9 shall be remitted by the Administrative Agent to the Issuing Bank.

                 (e) Effect of Incomplete Borrowing Request. If no election is made as to the whether the Revolving Credit Loans shall be ABR Advances or Eurodollar Advances, then the requested Revolving Credit Loans shall be an ABR Advance. If no Interest Period is specified with respect to any requested borrowing of Eurodollar Advances, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                 (f) Administrative Agent's Assumption. Unless the Administrative Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by telecopy or other writing) that such Lender will not make available to the Administrative Agent such Lender's pro rata share of the Revolving Credit Loans requested by the Borrower, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the Borrowing Date in accordance with this Section, provided that such Lender received notice of the proposed borrowing from the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made such pro rata share available to the Administrative Agent, such Lender and the

Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 2.11 for ABR Advances or Eurodollar Advances, as set forth in the applicable Conventional Borrowing Request, and, in the case of such Lender, the Federal Funds Rate in effect on each such day (as determined by the Administrative Agent). Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Loan as part of the Revolving Credit Loans for purposes of this Agreement, which Revolving Credit Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Revolving Credit Loans, but without prejudice to the Borrower's rights against such Lender.

         2.4. Competitive Bid Borrowings and Procedure for Competitive Bid Borrowings.

                 (a) Competitive Bid Borrowings. Subject to the terms and conditions of this Agreement, each Lender severally agrees that during any Rated Period, the Borrower may effect Competitive Bid Borrowings under this
Section 2.4 from time to time on any Business Day during the Commitment Period in the manner set forth below, provided, however, that the principal balance of all Competitive Bid Advances outstanding hereunder shall not at any time exceed the lesser of (x) the Competitive Bid Ceiling, and (y) the Total Commitment Amount less the sum of (A) the outstanding principal balance of all Conventional Advances, (B) the LC Exposure, and (C) the Swingline Exposure.

                 (b) Procedure for Competitive Bid Borrowings. The Borrower may request a Competitive Bid Borrowing under this Section 2.4 during the Commitment Period, by giving to the Administrative Agent, not later than 12:00 P.M. at least three Business Days prior to the date of the proposed Competitive Bid Borrowing, a Competitive Bid Borrowing Request in the form of Exhibit C, specifying (i) the proposed date of the Competitive Bid Borrowing,
(ii) the aggregate amount of the proposed Competitive Bid Borrowing (which amount shall not be less than $5,000,000 or such amount plus a whole multiple of $100,000 in excess thereof), (iii) the proposed Interest Period for the Competitive Bid Advances to be made as part of such Competitive Bid Borrowing (which Interest Period shall end not later than 5 days prior to the Revolving Credit Termination Date, and shall otherwise comply with the applicable provisions of the definition of "Interest Period"), and (iv) such other terms to be applicable to such Competitive Bid Borrowing as the Borrower may specify. The Administrative Agent shall promptly notify (by telephone or otherwise, to be promptly confirmed by telecopy or other writing) each Lender of each Competitive Bid Borrowing Request received by it and the terms contained in such Competitive Bid Borrowing Request. Such notice shall not be delivered separately to any Designated Lender, but shall be deemed delivered to a Designated Lender when delivered to the Designating Lender responsible for having appointed such Designated Lender as its Designated Lender.

                 (c) Decision of Lenders to make Competitive Bid Advances. Each Lender may, if, in its sole discretion, it elects so to do, irrevocably offer to make one or more Revolving Credit Loans as Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying (by telephone or otherwise, to be promptly confirmed by telecopy or other writing) the Administrative Agent, before 12:00 P.M. two Business Days before the Borrowing Date of such proposed Competitive Bid Borrowing of (i) the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of Section 2.4(a), exceed such Lender's Commitment), and (ii) the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance, provided that any such offer made by a Designated Lender shall be made solely through the Designating Lender responsible for having appointed such Designated Lender as its Designated Lender. No Lender shall be required to specify in its Competitive Bid Advance offer whether such Competitive Bid Advance will be funded by its Designated Lender. The Administrative Agent shall notify the Borrower of all such offers before 12:30 P.M. two Business Days before such proposed Borrowing Date, provided that if BNY in its capacity as a Lender shall in its sole discretion elect to make any such offer, it shall notify the Borrower of such offer before 11:30 A.M. two Business Days before such proposed Borrowing Date. If any Lender other than BNY shall fail to notify the Administrative Agent before 12:00 P.M., and if BNY in its capacity as a Lender shall fail to notify the Borrower before 11:30 A.M. two Business Days before the proposed Borrowing Date, that it elects to make such an offer, such Lender shall be deemed to have elected not to make such an offer and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing. Any offer submitted after the time required above shall be disregarded by the Administrative Agent unless such offer is submitted to correct a manifest error in a prior offer.

                 (d) Borrower's Acceptance or Cancellation. The Borrower shall, before 1:00 P.M. two Business Days before the date of such proposed Competitive Bid Borrowing, either

                          (i) cancel such Competitive Bid Borrowing Request by notice to the Administrative Agent to that effect, or

                          (ii) in its sole discretion, irrevocably accept one or more of the offers made by a Lender or Lenders pursuant to paragraph (c) above in ascending order of the rates offered therefor, by giving notice to the Administrative Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (c)) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (c) above, by giving the Administrative Agent notice to that effect, provided, however, that the aggregate amount of such offers accepted by the Borrower shall be equal at least to $5,000,000. If offers for Competitive Bid Advances at the same interest rate are made by two or more Lenders pursuant to paragraph (c) above for a greater aggregate minimum principal amount than the amount in respect of which offers for Competitive Bid Advances are accepted by the Borrower at such interest rate, the principal amount of Competitive Bid Advances accepted at such interest rate shall be allocated by the Borrower among such Lenders as nearly as possible in proportion to the respective minimum principal amounts offered by such Lenders. No such Lender shall be obligated to make such Competitive Bid Advance in a principal amount less than the minimum amount offered by such Lender without consenting to such lesser amount. If any Lender declines to make a Competitive Bid Advance at such lesser amount, the Borrower shall be entitled in its sole discretion to determine which of such offers at the same interest rate it shall accept.

                 If the Borrower notifies the Administrative Agent that a Competitive Bid Borrowing Request is cancelled pursuant to paragraph
         (d)(i) above, the Administrative Agent shall give prompt notice (by telephone or otherwise, to be promptly confirmed by telecopy or other writing) thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

                 If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (d)(ii) above, the Administrative Agent shall, as promptly as practicable on the second Business Day before such proposed Borrowing Date, notify (A) each Lender that has made an offer as described in paragraph (c) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether any offer or offers made by such Lender pursuant to paragraph
         (c) above have been accepted by the Borrower and (B) each Lender whose offer to make a Competitive Bid Advance as part of such Competitive Bid Borrowing (a "Participating Lender") of the amount of each Loan to be made by such Lender as part of such Competitive Bid Borrowing has been accepted by the Borrower, together with a specification of the interest rate and Interest Payment

         Date or Dates in respect of each such Competitive Bid Advance. Each such Participating Lender shall, before 11:30 A.M. on the date of such Competitive Bid Borrowing make available, or cause its Designated Lender, if any, to make available, for the account of its Applicable Lending Office to the Administrative Agent at its address specified in
         Section 11.2 such Lender's portion of such Competitive Bid Borrowing, in funds immediately available to the Administrative Agent at such office. Competitive Bid Borrowings may be funded by a Lender's Designated Lender as provided in Section 11.8, however, the Designating Lender of such Designated Lender shall be responsible for making such Competitive Bid Advance should such Designated Lender fail to do so. Upon satisfaction of the applicable terms and conditions of this Agreement and after receipt by the Administrative Agent of such amount from each such Participating Lender, the Administrative Agent will make such amount available on such date to the Borrower at the office of the Administrative Agent specified in Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of such amounts, in like funds as received by the Administrative Agent. After each Competitive Bid Borrowing, if requested by any Lender, the Administrative Agent shall within a reasonable time furnish to such Lender such information in respect of such Competitive Bid Borrowing as such Lender shall reasonably request. Unless the Administrative Agent shall have received prior notice from a Participating Lender (by telephone or otherwise, such notice to be promptly confirmed by telecopy or other writing) that such Participating Lender will not make available such Participating Lender's Competitive Bid Advance, the Administrative Agent may assume that such Participating Lender has made such Participating Lender's portion of such Competitive Bid Borrowing available to the Administrative Agent on such Borrowing Date in accordance with this Section, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such Borrowing Date a corresponding amount. If and to the extent such Participating Lender shall not have made such portion available to the Administrative Agent, such Participating Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Administrative Agent at a rate per annum equal to, in the case of the Borrower, the rate of interest for such Competitive Bid Advance accepted by the Borrower in its notice to the Administrative Agent under Section 2.4(d)(ii), and, in the case of such Lender, the Federal Funds Rate in effect on such day (as determined by the Administrative Agent). Such payment by the Borrower, however, shall be without prejudice to its rights against such Participating Lender. If such Participating Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Competitive Bid Advance as a part of such Competitive Bid Advances for purposes of this Agreement, which Competitive Bid Advance shall be deemed to have been made by such Participating Lender on the Borrowing Date applicable thereto, but without prejudice to the Borrower's rights against such Participating Lender.

                 Notwithstanding its appointment of a Designated Lender, no Lender which is a Designating Lender shall be relieved of its obligation to fund a Competitive Bid Advance, and no Designated Lender shall be deemed to assume such obligation, prior to the time such Competitive Bid Advance is funded.

                 (e) Subsequent Competitive Bid Borrowings Permitted. Within the limits and on the conditions set forth in this Section 2.4, the Borrower may from time to time borrow under this Section 2.4, repay pursuant to paragraph (f) below, and reborrow under this Section 2.4.

                 (f) Repayment of Competitive Bid Borrowings. The Borrower shall repay to the Administrative Agent for the account of each Participating Lender which has made a Competitive Bid Advance on the last day of the Interest Period for such Competitive Bid Advance (such Interest Period being that specified by the Borrower in the related Competitive Bid Borrowing Request delivered pursuant to Section 2.4(b) above) the then unpaid principal amount of such Competitive Bid Advance.

                 (g) Interest on Competitive Bid Borrowings. The Borrower shall pay interest on the unpaid principal balance of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Participating Lender making (or whose Designated Lender made) such Competitive Bid Advance in such Participating Lender's notice with respect thereto delivered pursuant to
Section 2.4(c) above payable on the Interest Payment Date specified by the Borrower for such Competitive Bid Advance in the related Competitive Bid Borrowing Request delivered pursuant to Section 2.4(b) above. Any Designated Lender which funds a Competitive Bid Advance shall on and after the time of such funding become the obligee under such Competitive Bid Advance.

                 (h) Competitive Bid Notes. At the request of any Lender, the Borrower will deliver to such Lender a note, in the form mutually agreeable to such Lender and the Borrower, evidencing the obligation of the Borrower to pay the Competitive Bid Advances of such Lender, and interest thereon, in accordance with Section 2.4(f).

                 (i) In General. Each Competitive Bid Advance shall be subject to all of the provisions of this Agreement generally, provided, however, that a Competitive Bid

Advance shall not reduce a Lender's obligation to fund its Commitment Percentage of any ABR Advance or Eurodollar Advance.

         2.5.    Termination or Reduction of Commitments.

                 (a) Voluntary Reductions. The Borrower shall have the right, upon at least three Business Days' prior written notice to the Administrative Agent, at any time to terminate the Commitments or from time to time to permanently reduce the Commitments, provided that the total of the Commitments shall not be reduced below an amount equal to the sum of (i) the aggregate principal balance of the Revolving Credit Loans then outstanding thereunder, (ii) the then current LC Exposure and (iii) the then current Swingline Exposure (in each case after giving effect to any contemporaneous prepayment of Loans), and provided further that any such reduction of the Commitments shall be in the minimum amount of $5,000,000 or such amount plus a whole multiple of $100,000 in excess thereof. In the event that the total of the Commitments are reduced below the Swingline Sublimit, the Swingline Sublimit shall be deemed reduced to an amount equal to the total of the Commitments, as reduced.

                 (b) In General. Reductions of the Commitments shall be applied pro rata according to the Commitments of each Lender, as the case may be. Simultaneously with each reduction of the Commitments under this Section, the Borrower shall pay the Facility Fee accrued (but not yet paid) on the amount by which the Commitments have been reduced and prepay the Loans outstanding thereunder by the amount, if any, by which the aggregate unpaid principal balance of such Loans exceeds the amount of the Commitments, as so reduced. If any prepayment is made under this Section with respect to any Fixed Rate Advances, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the Lenders in accordance with Section 2.16. No reduction or termination of the Commitments or the Swingline Sublimit may be reinstated.

         2.6.    Repayment of Loans; Evidence of Debt

                 (a) Promise to Pay. The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Loan on the Maturity Date, and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of (A) the last day of the Interest Period applicable to such Swingline Loan and (B) the Maturity Date, subject to the provisions of Section 2.8(d). Competitive Bid Borrowings and LC Disbursements shall be paid pursuant to Sections 2.4 and 2.9, respectively.

                 (b) Lenders' Accounts. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the debt of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                 (c) Administrative Agent's Accounts. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Revolving Credit Loan, Competitive Bid Borrowing, and LC Disbursement made hereunder, the type of Advance thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any other sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                 (d) Swingline Lenders' Accounts. The Swingline Lender shall maintain accounts in which it shall record (i) the amount of each Swingline Loan made hereunder, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Swingline Lender hereunder and (iii) the amount of any sum received by the Swingline Lender in respect of payments of the Swingline Loans and interest thereon.

                 (e) Entries Made in Accounts. The entries made in the accounts maintained pursuant to paragraphs (b), (c) and (d) of this Section shall, to the extent not inconsistent with any entries made in any Note and absent manifest error, be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender, the Swingline Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans or any LC Disbursement in accordance with the terms of this Agreement.

                 (f) Loans Evidenced by Notes. The Loans and interest thereon shall at all times (including after assignment pursuant to Section 11.7) be represented by one or more Notes in like form payable to the order of the payee named therein and its registered assigns.

         2.7.    Prepayments of the Loans.

                 (a) Voluntary Prepayments. The Borrower may, at its option, prepay the ABR Advances and Eurodollar Advances, in whole or in part, without premium or penalty (other than any indemnification amounts, as provided for in Section 2.16) at any time and from time to time by notifying the Administrative Agent in writing at least one Business Day prior to the proposed prepayment date in the case of Loans consisting of ABR Advances and at least three Business Days prior to the proposed prepayment date in the case of Loans consisting of Eurodollar Advances, specifying the Loans to be prepaid consisting of ABR Advances, Eurodollar Advances or a combination thereof, the amount to be prepaid and the date of prepayment. Such notice shall be irrevocable and the amount specified in such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender in respect thereof. Partial prepayments of ABR Advances and/or Eurodollar Advances shall be in an aggregate minimum principal amount of $1,000,000 or such amount plus a whole multiple of $100,000 in excess thereof, or, if less, the outstanding principal balance thereof. After giving effect to any partial prepayment with respect to Eurodollar Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal amount of such Eurodollar Advances shall be at least (subject to Section 2.3(c)) $1,000,000 or such amount plus a whole multiple of $100,000 in excess thereof. Notwithstanding anything in this Agreement to the contrary, voluntary prepayments by the Borrower of Competitive Bid Advances or Swingline Loans are not permitted.

                 (b) In General. If any prepayment is made in respect of any Fixed Rate Advance, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the Lenders in accordance with Section 2.16.

         2.8.    Swingline Loans

                 (a) Conditions of Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time on any Business Day during the period from the Effective Date to the thirty-fifth Business Day preceding the Revolving Credit Expiration Date in an aggregate principal amount at any time outstanding that will not result in (i) the Swingline Exposure exceeding the Swingline Sublimit or (ii) the total Facility Exposure exceeding the Total Commitment Amount. Notwithstanding the foregoing, the Swingline Lender shall not be required to make a Swingline Loan if (i) prior thereto or simultaneously therewith the Borrower shall not have delivered a Borrowing Request in compliance with the provisions of Section 2.8(c), (ii) the Borrower does not accept the Swingline Rate proposed by the Swingline Lender with respect to such requested Swingline Loan, (iii) any Lender shall be in default of its obligations under this Agreement or (iv) any Lender shall have notified the Swingline Lender and the Borrower in writing at least one Business Day prior to the Borrowing Date with respect to such Swingline Loan, that the conditions set forth in Section 6 have not been satisfied and such conditions remain unsatisfied as of the requested time of the making such Swingline Loan. Each Swingline Loan shall be due and payable on the maturity thereof, provided that in no event shall such maturity be later than the fifth Business Day preceding the Revolving Credit Expiration Date. Swingline Loans shall constitute "Revolving Credit Loans" for all purposes hereunder, but shall not be considered the utilization of any Commitment of the Swingline Lender.

                 (b) Swingline Note. The Swingline Loans shall be evidenced by a note (the "Swingline Note") in the form of Exhibit I in the amount of the Swingline Sublimit and shall bear interest from the date thereof on the unpaid principal balance thereof at the applicable interest rate or rates per annum determined as provided in Section 2.11 and shall be stated to mature on the Maturity Date. The following information shall be recorded by the Swingline Lender on its books: (i) the date and amount of each Swingline Loan, (ii) the interest rate and Interest Period applicable to such Swingline Loan, and (iii) each payment and prepayment of the principal thereof; provided that the failure of the Swingline Lender to make any such recordation shall not affect the obligations of the Borrower to make payment when due of any amount owing under the Loan Documents.

                 (c) Swingline Loan Borrowing Request. To request a Swingline Loan, the Borrower shall notify the Administrative Agent and the Swingline Lender by telephone no later than 12:00 p.m., New York City time, on the day of the relevant Swingline Loan. Each such notice shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent and the Swingline Lender of a Borrowing Request, which shall specify (i) the aggregate principal amount to be borrowed, (ii) the requested Borrowing Date (which shall be a Business Day), and (iii) the requested Swingline Rate and the Interest Period for the requested Swingline Loan. Subject to its agreement with the Borrower on the applicable Swingline Rate, the Swingline Lender will make the requested amount available promptly on that same day, to the Administrative Agent (for the account of the Borrower), who, thereupon, will promptly make such amount available to the Borrower in like funds in the manner provided for in Section 2.3(d). Each Swingline Loan shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000.

                 (d) Participation in Swingline Loans. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Commitment Percentage of such Swingline Loan or Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Commitment Percentage of such Swingline Loan or Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.3(e) with respect to Loans made by such Lender (and Section 2.3(e) shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

         2.9.    Letters of Credit.

                 (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in Dollars for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the period from the Effective Date to the tenth Business Day prior to the Maturity Date with respect to Revolving Credit Loans made as Conventional Advances. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                 (b) Notice of Issuance; Amendment; Certain Conditions. To request the issuance of a Letter of Credit, the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance) a notice requesting the issuance of a Letter of Credit and specifying the date of issuance (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. If requested by the Issuing Bank, the Borrower shall, for informational purposes only, complete a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance (i) the LC Exposure shall not exceed the LC Sublimit, and (ii) the total Facility Exposure shall not exceed the Total Commitment Amount. Any Letter of Credit issued may, at the request of the Borrower and with the consent of the Letter of Credit Issuer and the Administrative Agent, be amended, renewed or extended, provided that no Default then exists and that after giving effect thereto, such Letter of Credit (if the same had been issued at such time) would comply with all requirements of this Section.

                 (c) Expiration Date. Each Letter of Credit must expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit and (ii) the date that is ten Business Days prior to the Revolving Credit Termination Date.

                 (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each such Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of any of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided, however, that no Lender shall be obligated to make any payment to the Administrative Agent for any wrongful LC Disbursement made by the Issuing Bank as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Bank.

                 (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 12:00 noon, New York City time, on such date, or if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 12:00 noon, New York City time, on such day, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on such day. If the Borrower fails to make such payment under this paragraph when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Commitment Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Commitment Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.3 with respect to Conventional Advances made by such Lender (and Section 2.3 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of a Revolving Credit Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                 (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) in the absence of the Issuing Bank's gross negligence or willful misconduct, any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) in the absence of the Issuing Bank's gross negligence or willful misconduct, payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. The Lenders, the Administrative Agent and the Co-Documentation Agents shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                 (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

                 (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Advances; provided that, if the Borrower fails to reimburse such LC Disbursement for more than two Business Days after the same is due pursuant to paragraph (e) of this Section, then interest shall accrue at the rate provided for in Section 2.11(b). Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                 (i) Cash Collateralization. If any Event of Default shall occur and be continuing, then on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure with respect to Letters of Credit as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in paragraphs (h) or (i) of Section 9. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposit, which investments shall be in direct short-term obligations of, or short-term obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, in each case maturing no later than the expiry date of the Letter of Credit giving rise to the relevant LC Exposure, such deposit shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

         2.10.   Conversions.

                 (a) Conversion Elections. The Borrower may elect from time to time to convert Eurodollar Advances to ABR Advances by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election, specifying the amount to be so converted, provided, that any such conversion of Eurodollar Advances shall only be made on the last day of the Interest Period applicable thereto. In addition, the Borrower may elect from time to time to convert ABR Advances to Eurodollar Advances or to convert Eurodollar Advances to new Eurodollar Advances by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, specifying the amount to be so converted and the initial Interest Period relating thereto, provided that any such conversion of ABR Advances to Eurodollar Advances shall only be made on a Business Day and any such conversion of Eurodollar Advances to new Eurodollar Advances shall only be made on the last day of the Interest Period applicable to the Eurodollar Advances which are to be converted to such new Eurodollar Advances. Each such notice shall be in the form of Exhibit N and must be delivered to the Administrative Agent prior to 12:00 noon on the Business Day required by this Section for the
delivery of such notices to the Administrative Agent.   The Administrative
Agent shall promptly provide the Lenders with notice of any such election. ABR Advances and Eurodollar Advances may be converted pursuant to this Section in whole or in part, provided that conversions of ABR Advances to Eurodollar

Advances, or Eurodollar Advances to new Eurodollar Advances, shall be in an aggregate principal amount of $5,000,000 or such amount plus a whole multiple of $100,000 in excess thereof. This Section shall not apply to Swingline Loans or Competitive Bid Borrowings, which may not be converted or continued beyond the Interest Period applicable thereto.

                 (b) Effect on Conversions if an Event of Default. Notwithstanding anything in this Section to the contrary, no ABR Advance may be converted to a Eurodollar Advance, and no Eurodollar Advance may be converted to a new Eurodollar Advance, if a Default or Event of Default has occurred and is continuing either (i) at the time the Borrower shall notify the Administrative Agent of its election to convert or (ii) on the requested Conversion Date. In such event, such ABR Advance shall be automatically continued as an ABR Advance or such Eurodollar Advance shall be automatically converted to an ABR Advance on the last day of the Interest Period applicable to such Eurodollar Advance. If an Event of Default shall have occurred and be continuing, the Administrative Agent shall, at the request of the Required Lenders, notify the Borrower (by telephone or otherwise) that all, or such lesser amount as the Required Lenders shall designate, of the outstanding Eurodollar Advances shall be automatically converted to ABR Advances, in which event such Eurodollar Advances shall be automatically converted to ABR Advances on the date such notice is given.

                 (c) Conversion not a Borrowing. Each conversion shall be effected by each Lender by applying the proceeds of its new ABR Advance or Eurodollar Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that such conversion shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

         2.11.   Interest Rate and Payment Dates.

                 (a)      Prior to Maturity. Except as otherwise provided in
Section 2.11(b), prior to the Maturity Date, the Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below:

ADVANCES                             RATE
--------                             ----
Each ABR Advance                     Alternate Base Rate.

Each Eurodollar                      Eurodollar Rate for the applicable
Advance                              Interest Period plus the Applicable
                                     Margin.

Competitive Bid                      The rate for the applicable Competitive
Advance                              Bid Advance determined pursuant to
                                     Section 2.4.

Swingline Loans                      The Swingline Rate applicable to each
                                     Swingline Loan, unless a participation is
                                     required to be made pursuant Section
                                     2.8(d), in which case such Swingline Loan
                                     shall, from and after the date of such
                                     participation, bear interest at the
                                     Alternate Base Rate.

                 (b) Event of Default. After the occurrence and during the continuance of an Event of Default, the outstanding principal balance of the Loans and any overdue interest or other amount payable under the Loan Documents shall bear interest, whether before or after the entry of any judgment thereon, at a rate per annum equal to the Alternate Base Rate plus 2%.

                 (c) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Advance prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                 (d) General. Interest on (i) ABR Advances, to the extent based on the BNY Rate, shall be calculated on the basis of a 365 or 366-day year (as the case may be), and (ii) ABR Advances, to the extent based on the Federal Funds Rate, Eurodollar Advances, Competitive Bid Advances and Swingline Loans which accrue interest at the Swingline Rate shall be calculated on the basis of a 360-day year, in each case for the actual number of days elapsed, including the first day but excluding the last. Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate or a Pricing Level shall become effective as of the opening of business on the day on which such change shall become effective. The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the Alternate Base Rate or a Pricing Level, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate, a Eurodollar Rate or a Pricing Level by the Administrative Agent pursuant to this Agreement shall be conclusive and binding on the Borrower and the Lenders absent manifest error. At no time shall the interest rate payable on the Loans of any Lender (including the Swingline Lender), together with the Facility Fee and all other amounts payable under the Loan Documents, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate. If interest payable to a Lender (including the Swingline Lender) on any date would exceed the maximum amount permitted by the Highest Lawful Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Highest Lawful Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum allowable amount for such period shall be deemed to have been applied as a prepayment of the Loans. The Borrower acknowledges that to the extent interest payable on ABR Advances is based on the BNY Rate, the BNY Rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the BNY Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

         2.12.    Substituted Interest Rate.

                 In the event that (i) the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.11 or (ii) the Required Lenders shall have notified the Administrative Agent that they have reasonably determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to any portion of the Loans that the Borrower has requested be made as Eurodollar Advances or Eurodollar Advances that will result from the requested conversion of any portion of the Advances into Eurodollar Advances (each, an "Affected Advance"), the Administrative Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination, on or, to the extent practicable, prior to the requested Borrowing Date or Conversion Date for such Affected Advances. If the Administrative Agent shall give such notice, (a) any Affected Advances shall be made as ABR Advances, (b) the Advances (or any portion thereof) that were to have been converted to Affected Advances shall be converted to or continued as ABR Advances and (c) any outstanding Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances. Until any notice under clauses (i) or
(ii), as the case may be, of this Section has been withdrawn by the Administrative Agent (by notice to the Borrower promptly upon either (x) the Administrative Agent having determined that such circumstances affecting the interbank eurodollar market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 2.11 or
(y) the Administrative Agent having been notified by such Required Lenders that circumstances no longer render the Advances (or any portion thereof) Affected Advances), no further Eurodollar Advances shall be required to be made by the Lenders nor shall the Borrower have the right to convert all or any portion of the Loans to Eurodollar Advances.

         2.13.   Taxes; Net Payments.

                 (a) All payments made by the Borrower or any Subsidiary Guarantor under the Loan Documents shall be made free and clear of, and without reduction for or on account of, any taxes, levies, imposts, deductions, charges or withholdings required by law to be withheld from any amounts payable under the Loan Documents. A statement setting forth the calculations of any amounts payable pursuant to this paragraph submitted by a Lender to the Borrower shall be conclusive absent manifest error. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the Commitments and the payment of the Notes and all other amounts payable under the Loan Documents.

                 (b) Each Lender which is a foreign corporation within the meaning of Section 1442 of the Code shall deliver to the Borrower such certificates, documents or other evidence as the Borrower may reasonably require from time to time as are necessary to establish that such Lender is not subject to withholding under Section 1441 or 1442 of the Code or as may be necessary to establish, under any law hereafter imposing upon the Borrower, an obligation to withhold any portion of the payments made by the Borrower under the Loan Documents, that payments to the Administrative Agent on behalf of such Lender are not subject to withholding.

         2.14.    Illegality.

                 Notwithstanding any other provisions herein, if any law, regulation, treaty or directive hereafter enacted, promulgated, approved or issued, or any change in any presently existing law, regulation, treaty or directive, or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain its Eurodollar Advances as contemplated by this Agreement, such Lender shall so notify the Administrative Agent and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon (i) the commitment of such Lender hereunder to make Eurodollar Advances or convert ABR Advances to Eurodollar Advances shall forthwith be suspended and (ii) such Lender's Loans then outstanding as Eurodollar Advances affected hereby, if any, shall be converted automatically to ABR Advances on the last day of the then current Interest Period applicable thereto or within such earlier period as required by law. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section and thereafter it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated and such Lender shall notify the Administrative Agent and the Borrower of such event. Notwithstanding the foregoing, to the extent that the conditions giving rise to the notice requirement set forth in this Section can be eliminated by the transfer of such Credit Party's Loans or Commitment to another of its branches, and to the extent that such transfer is not inconsistent with such Credit Party's internal policies of general application and only if, as determined by such Credit Party in its sole discretion, the transfer of such Loan or Commitment, as the case may be, would not otherwise adversely affect such Loans or such Credit Party, the Borrower may request, and such Lender shall use reasonable efforts to effect, such transfer.

         2.15.    Increased Costs.

                 In the event that any law, regulation, treaty or directive hereafter enacted, promulgated, approved or issued or any change in any presently existing law, regulation, treaty or directive therein or in the interpretation or application thereof by any Governmental Authority charged with the administration thereof or compliance by any Credit Party (or any corporation directly or indirectly owning or controlling such Credit Party) with any request or directive, whether or not having the force of law, from any central bank or other Governmental Authority, agency or instrumentality:

                 (a) does or shall subject any Credit Party to any Taxes of any kind whatsoever with respect to any Eurodollar Advances or any Letter of Credit or participation therein, or its obligations under this Agreement to make Eurodollar Advances, issue Letters of Credit or participate therein, or change the basis of taxation of payments to any Credit Party of principal, interest or any other amount payable hereunder in respect of its Eurodollar Advances or Letters of Credit or participation's therein, including any Taxes required to be withheld from any amounts payable under the Loan Documents (except for imposition of, or change in the rate of, tax on the overall net income of such Credit Party or its Applicable Lending Office for any of such Advances by the jurisdiction in which such Credit Party is incorporated or has its principal office or such Applicable Lending Office, including, in the case of Credit Parties incorporated in any State of the United States such tax imposed by the United States); or

                 (b) does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Credit Party in respect of its Eurodollar Advances, Letters of Credit or participations therein which, in the case of Eurodollar Advances, is not otherwise included in the determination of the Eurodollar Rate;

and the result of any of the foregoing is to increase the cost to such Credit Party of making, issuing, renewing, converting or maintaining its Eurodollar Advances, Letters of Credit or participations therein, or its commitment to make such Eurodollar Advances, issue such Letters of Credit or participate therein, or to reduce any amount receivable hereunder in respect of its Eurodollar Advances, Letters of Credit or participations therein, then, in any such case, the Borrower shall pay such Credit Party, upon its demand, any additional amounts necessary to compensate such Credit Party for such additional cost or reduction in such amount receivable which such Credit Party deems to be material as determined by such Credit Party; provided, however, that nothing in this Section shall require the Borrower to indemnify the Credit Parties with respect to withholding Taxes for which the Borrower has no obligation under
Section 2.13. No failure by any Credit Party to demand compensation for any increased cost during any Interest Period shall constitute a waiver of such Credit Party's right to demand such compensation at any time. A statement setting forth the calculations of any additional amounts payable pursuant to the foregoing sentence submitted by a Credit Party to the Borrower shall be conclusive absent manifest error. The obligations of the Borrower under this Section shall survive the termination of this Agreement and any of the Commitments or the payment of the Notes and all other amounts payable under the Loan Documents. Failure to demand compensation pursuant to this Section shall not constitute a waiver of such Credit Party's right to demand such compensation. To the extent that any increased costs of the type referred to in this Section are being incurred by a Credit Party and such costs can be eliminated or reduced by the transfer of such Credit Party's Loans or Commitment to another of its branches, and to the extent that such transfer is not inconsistent with such Credit Party's internal policies of general application and only if, as determined by such Credit Party in its sole discretion, the transfer of such Loan or Commitment, as the case may be, would not otherwise materially adversely affect such Loan or such Credit Party, the Borrower may request, and such Lender shall use reasonable efforts to effect, such transfer.

         2.16.   Indemnification for Break Funding Losses.

                 Notwithstanding anything contained herein to the contrary, if
(i) the Borrower shall fail to borrow or convert on a Borrowing Date or Conversion Date after it shall have given notice to do so in which it shall have requested a Eurodollar Advance pursuant to Section 2.3 or 2.9, (ii) the Borrower shall fail to borrow after having accepted one or more offers of Competitive Bid Advances under Section 2.4, (iii) the Borrower shall fail to borrow after having requested a Swingline Loan pursuant to Section 2.8, (iv) a Eurodollar Advance, Competitive Bid Advance or Swingline Loan shall be terminated or prepaid for any reason prior to the last day of the Interest Period applicable thereto (including, without limitation, any mandatory prepayment or a prepayment resulting from acceleration or illegality), or (v) the Swingline Rate applicable to any Swingline Loan shall be converted to the Alternate Base Rate pursuant to Section 2.11(a) and, at the time of such conversion, an Event of Default exists, the Borrower agrees to indemnify each Credit Party against, and to pay on demand directly to such Credit Party, any loss or expense suffered by such Credit Party as a result of such failure to borrow or convert, or such termination or repayment, including, without limitation, an amount, if greater than zero, equal to:

                                A x (B-C) x  D
                                            ---
                                            360

                                  where:

         "A" equals such Credit Party's pro rata share of the Affected Principal Amount;

         "B" equals the applicable Eurodollar Rate, the rate which such Competitive Bid Advance bears to such Loan or the applicable Swingline Rate (in each case expressed as a decimal), as the case may be;

         "C" equals the applicable Eurodollar Rate or Proposed Bid Rate (in each case expressed as a decimal), as the case may be, in effect on or about the first day of the applicable Remaining Interest Period, based on the applicable rates offered or bid, as the case may be, on or about such date, for deposits (or in the case of a Proposed Bid Rate, based on the rate such Credit Party would have quoted) in an amount equal approximately to such Credit Party's pro rata share of the Affected Principal Amount with an Interest Period equal approximately to the applicable Remaining Interest Period, as determined by such Credit Party;

         "D" equals the number of days from and including the first day of the applicable Remaining Interest Period to but excluding the last day of such Remaining Interest Period;

and any other out-of-pocket loss or expense (including any internal processing charge customarily charged by such Credit Party) suffered by such Credit Party in connection with such Eurodollar Advance, Competitive Bid Advance or Swingline Loan, including, without limitation, in liquidating or employing deposits acquired to fund or maintain the funding of its pro rata share of the Affected Principal Amount, or redeploying funds prepaid or repaid, in amounts which correspond to its pro rata share of the Affected Principal Amount. A statement setting forth the calculations of any amounts payable pursuant to this Section submitted by a Credit Party to the Borrower shall be conclusive and binding on the Borrower absent manifest error. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the Commitments and the payment of the Notes and all other amounts payable under the Loan Documents.

         2.17.   Use of Proceeds.

                 The proceeds of Loans and the Letters of Credit shall be used solely for general business purposes, and such use shall conform to the provisions of Section 4.11, provided that the first Loans hereunder shall be applied to pay in full any loans outstanding under the Existing Credit Agreements, together with all interest, fees, breakage costs and other amounts outstanding thereunder.

         2.18.   Capital Adequacy.

                 If (i) after the date hereof, the enactment or promulgation of, or any change or phasing in of, any United States or foreign law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof, (ii) compliance with any directive or guideline from any central bank or United States or foreign Governmental Authority (whether or not having the force of law) promulgated or made after the date hereof, or (iii) compliance with the Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System as set forth in 12 CFR Parts 208 and 225, or of the Comptroller of the Currency, Department of the Treasury, as set forth in 12 CFR Part 3, or similar legislation, rules, guidelines, directives or regulations under any applicable United States or foreign Governmental Authority affects or would affect the amount of capital required to be maintained by a Credit Party (or any lending office of such Credit Party) or any corporation directly or indirectly owning or controlling such Credit Party or imposes any restriction on or otherwise adversely affects such Credit Party (or any lending office of such Credit Party) or any corporation directly or indirectly owning or controlling such Credit Party and such Credit Party shall have reasonably determined that such enactment, promulgation, change or compliance has the effect of reducing the rate of return on such Credit Party's capital or the asset value to such Credit Party of any Loan made by such Credit Party as a consequence, directly or indirectly, of its obligations to make and maintain the funding of its Loans at a level below that which such Credit Party could have achieved but for such enactment, promulgation, change or compliance (after taking into account such Credit Party's policies regarding capital adequacy) by an amount deemed by such Credit Party to be material, then, upon demand by such Credit Party, the Borrower shall promptly pay to such Credit Party such additional amount or amounts as shall be sufficient to compensate such Credit Party for such reduction in such rate of return or asset value. A certificate in reasonable detail as to such amounts submitted to the Borrower and the Administrative Agent setting forth the determination of such amount or amounts that will compensate such Credit Party for such reductions shall be presumed correct absent manifest error. No failure by any Credit Party to demand compensation for such amounts hereunder shall constitute a waiver of such Credit Party's right to demand such compensation at any time. Such Credit Party shall, however, use reasonable efforts to notify the Borrower of such claim within 90 days after the officer of such Credit Party having primary responsibility for this Agreement has obtained knowledge of the events giving rise to such claim. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the Commitments and the payment of the Notes and all other amounts payable under the Loan Documents.

         2.19.   Administrative Agent's Records.

                 The Administrative Agent's records with respect to the Loans, the interest rates applicable thereto, each payment by the Borrower of principal and interest on the Loans, and fees, expenses and any other amounts due and payable in connection with this Agreement shall be presumptively correct absent manifest error as to the amount of the Loans, and the amount of principal and interest paid by the Borrower in respect of such Loans and as to the other information relating to the Loans, and amounts paid and payable by the Borrower hereunder and under the Notes. The Administrative Agent will when requested by the Borrower advise the Borrower of the principal and interest outstanding under the Loans as of the date of such request and the dates on which such payments are due.

3.       FEES; PAYMENTS

         3.1.    Facility Fee.

                 (a) The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, a fee (the "Facility Fee"), from the Effective Date through the Maturity Date for Revolving Credit Loans made as Conventional Advances, computed as follows: an amount, determined periodically as hereinafter set forth, equal to the product of (i) the Applicable

Facility Fee Percentage times (ii) the average daily Total Commitment Amount during such period. The Facility Fee shall be payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the first such day following the Effective Date, on any optional reduction of the Total Commitment Amount, and on the Maturity Date for Revolving Credit Loans made as Conventional Advances. The Facility Fee (and the Applicable Facility Fee Percentage) shall be calculated on the basis of a 360 day year for the actual number of days elapsed without regard to the amount of Loans outstanding during any period for which the Facility Fee is computed.

                 (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at rate per annum equal to the Applicable Margin on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Bank, for its own account, the Issuing Bank's standard fronting fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. All other fees payable to the Issuing Bank pursuant to this paragraph shall also be payable on demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

                 (c) The Borrower agrees to pay any other fees payable to any Credit Party under any separate agreement at the times so agreed upon in such separate agreements.

                 (d)      All fees and other amounts payable under paragraphs
(a) and (b) of this Section shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of the Facility Fee and participation fees described therein, and other fees and amounts payable under this Section shall be paid directly to the Credit Party to whom such fees and other amounts are payable. Fees and other amounts paid shall not be refundable under any circumstances.

         3.2.    Payments; Application of Payments.

                 Each payment, including each prepayment, of principal and interest on the Loans, LC Disbursements and the Facility Fee shall be made by the Borrower to the Administrative Agent, without set-off, deduction or counterclaim, at its office set forth in Section 11.2 in funds immediately available to the Administrative Agent at such office by 12:00 noon on the due date for such payment. Promptly upon receipt thereof by the Administrative Agent, the Administrative Agent shall remit, in like funds as received, (i) to the Lenders who maintain any of their Loans as ABR Advances or Eurodollar Advances, each such Lender's pro rata share of such payments which are in respect of principal or interest due on such ABR Advances or Eurodollar Advances, (ii) to the Lenders who maintain any of their Revolving Credit Loans as Competitive Bid Advances, each such Lender's pro rata share of such payments which are in respect of principal or interest due on such Competitive Bid Advances in accordance with Sections 2.4(c) and (d), (iii) to the Swingline Lender, each payment which is in respect of principal or interest due on any Swingline Loan and (iv) in the case of the Facility Fee, to all Lenders pro rata according to each Lender's Commitment Percentage thereof. The failure of the Borrower to make any such payment by such time shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 12:00 noon on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans. If any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next Business Day and (except with respect to payments in respect of the Facility Fee) interest shall be payable at the applicable rate specified herein during such extension. If any payment is made with respect to any Eurodollar Advance or Competitive Bid Advance prior to the last day of the applicable Interest Period, the Borrower shall indemnify each Lender in accordance with Section 2.16.

4.       REPRESENTATIONS AND WARRANTIES

         In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans the Borrower makes the following representations and warranties to the Administrative Agent and each Lender:

         4.1.    Existence and Power.

                 (a) The Borrower is a Maryland corporation duly organized and validly existing and in good standing under the laws of Maryland, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the nature of the business conducted therein or the Property owned therein make such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

                 (b) Each Subsidiary of the Borrower (including each Subsidiary Guarantor) is a corporation, partnership, limited liability company, real estate investment trust or business trust, is validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each other jurisdiction in which the nature of the business conducted therein or the Property owned therein make such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

         4.2.    Authority.

                 The Borrower has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party and to make the borrowings contemplated thereby, to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action.

         4.3.    Binding Agreement.

                 (a) The Loan Documents to which the Borrower is a party constitute the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

                 (b) The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party does not violate the provisions of any applicable statute, law (including, without limitation, any applicable usury or similar law), rule or regulation of any Governmental Authority.

         4.4.    Subsidiaries; DownREIT Partnerships.

                 As of the Effective Date, the Borrower has only the Subsidiaries set forth on Schedule 4.4. Schedule 4.4 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Guarantor, in each case as of the Effective Date. The shares of each corporate Subsidiary of the Borrower that are owned by the Borrower are duly authorized, validly issued, fully paid and nonassessable and are owned free and clear of any Liens. The interest of the Borrower in each non-corporate Subsidiary is owned free and clear of any Liens (other than Liens applicable to a partner under the terms of any partnership agreement to secure the Borrower's obligation to make capital contributions or similar payments thereunder). As of the Effective Date, the only DownREIT Partnerships are Excel Realty Partners, L.P. and E.H. Properties, L.P.

         4.5.    Litigation.

                 (a) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether or not purportedly on behalf of the Borrower or any Subsidiary of the Borrower) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary of the Borrower or any of their respective Properties or rights, which (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect, (ii) call into question the validity or enforceability of any of the Loan Documents, or (iii) could reasonably be expected to result in the rescission, termination or cancellation of any franchise, right, license, permit or similar authorization held by the Borrower or any Subsidiary of the Borrower, which rescission, termination or cancellation could reasonably be expected to have a Material Adverse Effect.

                 (b) As of the date hereof, Schedule 4.5 sets forth all actions, suits and proceedings at law or in equity or by or before any Governmental Authority (whether or not purportedly on behalf of the Borrower or any Subsidiary of the Borrower) pending or, to the knowledge of the Borrower, threatened against the Borrower, any Subsidiary of the Borrower or any of their respective Properties or rights, which, if adversely determined, could have a Material Adverse Effect.

         4.6.    Required Consents.

                 No consent, authorization or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person not obtained is required to be obtained by the Borrower to authorize, or is required in connection with the execution, delivery and performance of the Loan Documents or is required to be obtained by the Borrower as a condition to the validity or enforceability of the Loan Documents.

         4.7.    No Conflicting Agreements.

                 Neither the Borrower nor any Subsidiary of the Borrower is in default beyond any applicable grace or cure period under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, the effect of which default could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower or any Subsidiary of the Borrower pursuant to the terms of any such mortgage, indenture, contract or agreement.

         4.8.    Compliance with Applicable Laws.

                 Neither the Borrower nor any Subsidiary of the Borrower is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect. The Borrower and each Subsidiary of the Borrower is in compliance in all material respects with all statutes, regulations, rules and orders applicable to Borrower or such Subsidiary of all Governmental Authorities, including, without limitation, (i) Environmental Laws and ERISA, a violation of which could reasonably be expected to have a Material Adverse Effect; and (ii) Sections 856-860 of the Code, compliance with which is required to preserve the Borrower's status as a REIT.

         4.9.    Taxes.

                 Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns required to be filed and has paid, or has filed appropriate extensions and has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested as permitted under Section 7.4) in which the failure to pay could reasonably be expected to have a Material Adverse Effect, and no tax Liens have been filed with respect thereto. The charges, accruals and reserves on the books of the Borrower and each Subsidiary of the Borrower with respect to all federal, state, local and other taxes are, to the best knowledge of the Borrower, adequate for the payment of all such taxes, and the Borrower knows of no unpaid assessment which is due and payable against it or any of its Subsidiaries or any claims being asserted which could reasonably be expected to have a Material Adverse Effect.

         4.10.   Governmental Regulations.

                 Neither the Borrower nor any Subsidiary of the Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or the Investment Company Act of 1940, as amended, and neither the Borrower nor any Subsidiary of the Borrower is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness under the Loan Documents, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         4.11.   Federal Reserve Regulations; Use of Loan Proceeds.

                 Neither the Borrower nor any Subsidiary of the Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.
No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock.

         4.12.   Plans; Multiemployer Plans.

                 As of the Effective Date, each of the Borrower and its ERISA Affiliates maintains or makes contributions only to the Plans and Multiemployer Plans listed on Schedule 4.12. Each Plan, and, to the best knowledge of the Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law, and no event or condition is occurring or exists concerning which the Borrower would be under an obligation to furnish a report to the Administrative Agent and each Lender as required by Section 7.2(d). As of December 31, 1998, each Plan was "fully funded", which for purposes of this Section means that the fair market value of the assets of such Plan is not less than the present value of the accrued benefits of all participants in the Plan, computed on a plan termination basis. To the best knowledge of the Borrower, no Plan has ceased being fully funded.

         4.13.   Financial Statements.

                 The Borrower has heretofore delivered to the Administrative Agent and the Lenders (i) copies of the audited Consolidated Balance Sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1998, and the related Consolidated Statements of Operations, Stockholders' Equity and Cash Flows for the Borrower and its Consolidated Subsidiaries for the five months ended December 31, 1998 and the 12 months ended July 31, 1998, and (ii) the Consolidated Statements of Income and Cash Flows for the Borrower and its Consolidated Subsidiaries for the fiscal quarters of the Borrower ending March 31, 1999 and June 30, 1999, certified by its Chief Financial Officer (collectively, with the related notes and schedules, the "Financial Statements"). The Financial Statements fairly present the Consolidated financial condition and results of the operations of the Borrower and its Consolidated Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP. Except as reflected in the Financial Statements or in the notes thereto, neither the

Borrower nor any Subsidiary of the Borrower has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown on the Financial Statements and was not. Since June 30, 1999 through the Effective Date there has been no material adverse change in the financial condition or business of the Borrower and its Subsidiaries taken as a whole.

         4.14.   Property.

                 Each of the Borrower and its Subsidiaries has good and marketable title to all of its Property, title to which is material to the Borrower or such Subsidiary, subject to no Liens, except Permitted Liens.
There are no unpaid or outstanding real estate or similar taxes or assessments on or against any Real Property other than (i) real estate or other taxes or assessments that are not yet due and payable, and (ii) such taxes as the Borrower or any Subsidiary of the Borrower is contesting in good faith or which individually or in the aggregate could not reasonably be expected to have a Materially Adverse Effect. There are no pending eminent domain proceedings against any Real Property, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any Governmental Authority against any Real Property, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. None of the Real Property is now damaged as a result of any fire, explosion, accident, flood or other casualty which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         4.15.   Franchises, Intellectual Property, Etc.

                 Each of the Borrower and its Subsidiaries possesses or has the right to use all franchises, Intellectual Property, licenses and other rights, in each case that are material and necessary for the conduct of its business, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse Effect. No event has occurred which permits or, to the best knowledge of the Borrower, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any such franchise, Intellectual Property, license or other right and which revocation or termination could reasonably be expected to have a Material Adverse Effect.

         4.16.   Environmental Matters.

                 (a) The Borrower and each of its Subsidiaries is in compliance with the requirements of all applicable Environmental Laws except for such non-compliance which could not, either individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                 (b) No Hazardous Substances have been (i) generated or manufactured on, transported to or from, treated at, stored at or discharged from any Real Property in violation of any Environmental Laws; (ii) discharged into subsurface waters under any Real Property in violation of any Environmental Laws; or (iii) discharged from any Real Property on or into property or waters (including subsurface waters) adjacent to any Real Property in violation of any Environmental Laws, which violation, in the case of either
(i), (ii) or (iii) could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 (c) Neither the Borrower nor any of its Subsidiaries (i) has received notice (written or oral) or otherwise learned of any claim, demand, suit, action, proceeding, event, condition, report, directive, lien, violation, non-compliance or investigation indicating or concerning any potential or actual liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising in connection with
(x) any non-compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any Subsidiary of the Borrower) or the release or threatened release of any Hazardous Substance into the environment which, in either case, could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) has any threatened or actual liability in connection with the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any Subsidiary of the Borrower) or the release or threatened release of any Hazardous Substance into the environment which, in either case, could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any Subsidiary of the Borrower) or a release or threatened release of any Hazardous Substance into the environment for which the Borrower or any Subsidiary of the Borrower is or may be liable the results of which could, in either case, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iv) has received notice that the Borrower or any Subsidiary of the Borrower is or may be liable to any Person under any Environmental Law which liability could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 (d) To the best of the Borrower's knowledge, no Real Property is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards, or if any such Real Property is located in such a special flood hazard area, then the Borrower has obtained all insurance that is required to be maintained by law or which is customarily maintained by Persons engaged in similar businesses and owning similar Properties in the same general areas in which the Borrower operates.

         4.17.   Labor Relations.

                 Neither the Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement, other than the collective bargaining agreement covering fewer than 10 employees at the Roosevelt Mall Shopping Center in Philadelphia, Pennsylvania, and, to the best knowledge of the Borrower, no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative with respect to the Borrower or such Subsidiary. There are no material controversies pending between the Borrower or any Subsidiary and any of their respective employees, which could reasonably be expected to have a Material Adverse Effect.

         4.18.   Burdensome Obligations.

                 Neither the Borrower nor any of its Subsidiaries is a party to or bound by any franchise, agreement, deed, lease or other instrument, or subject to any corporate restriction which, in the opinion of the management of the Borrower or such Subsidiary, is so unusual or burdensome, in the context of its business, as in the foreseeable future might adversely affect or impair the revenue or cash flow of the Borrower or such Subsidiary in such a manner as could reasonably be expected to have a Material Adverse Effect, or materially and adversely affect or impair the ability of the Borrower or such Subsidiary to perform its obligations under the Loan Documents. The Borrower does not presently anticipate that future expenditures by the Borrower or any Subsidiary of the Borrower needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to result in a Material Adverse Effect.

         4.19.   Solvency.

                 On the Effective Date and immediately following the making of each Loan, and after giving effect to the application of the proceeds of such
Loan: (a) the fair value of the assets of the Borrower and its Subsidiaries, taken as a whole, at a fair valuation, will exceed the debts and liabilities, including Contingent Obligations, of the Borrower and its Subsidiaries, taken as a whole; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of the debts and other liabilities, subordinated, contingent or otherwise of the Borrower and its Subsidiaries, as such debts and other liabilities become absolute and matured;
(c) the Borrower and its Subsidiaries, taken as a whole, will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the

Borrower and its Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted hereafter.

         4.20.   REIT Status.

                 The Borrower (i) has made an election pursuant to Section 856 of the Code to qualify as a REIT, (ii) has satisfied and continues to satisfy all of the requirements under Sections 856-859 of the Code and the regulations and rulings issued thereunder which must be satisfied for the Borrower to maintain its status as a REIT, and (iii) is in compliance in all material respects with all Code sections applicable to REITs generally and the regulations and rulings issued thereunder.

         4.21.   Rent Roll and List of Unencumbered Assets.

                 A true, correct and complete Rent Roll, dated not earlier than 30 days prior to the date of this Agreement, and a list of all the Unencumbered Assets of the Borrower as of such date is attached hereto as Schedule 4.21.

         4.22.   Year 2000.

                 The Borrower has completed its assessment of its centralized corporate business and technical information systems as to Year 2000 compliance and functionality and has completed its remediation of such systems as more particularly set forth on Schedule 4.22. In addition, the Company has completed the identification and review of major computer hardware and software suppliers and has verified the Year 2000 preparedness of these suppliers as more particularly set forth on Schedule 4.22. All statements and disclosures on
Schedule 4.22 are true and correct in all material respects and fairly present the Year 2000 preparedness of the Borrower.

         4.23.   Operation of Business.

                 The Borrower is a self-advised and self-managed REIT.

         4.24.   No Misrepresentation.

                 No representation or warranty contained herein and no certificate or report furnished or to be furnished by the Borrower or any Subsidiary of the Borrower in connection with the transactions contemplated hereby, contains or will contain a misstatement of material fact, or, to the best knowledge of the Borrower, omits or will omit to state a material fact required to be stated in order to make the statements herein or therein contained not misleading in the light of the circumstances under which made.

5.       CONDITIONS TO FIRST LOANS OR LETTERS OF CREDIT

                 In addition to the conditions precedent set forth in Section 6, the obligation of each Lender to make its first Loan, the Swingline Lender to make the first Swingline Loan or the Issuing Bank to issue the first Letter of Credit shall be subject to the fulfillment of the following conditions precedent:

         5.1.    Evidence of Action.

                 (a) The Administrative Agent shall have received a certificate, dated the first Borrowing Date, of the Secretary or Assistant Secretary of the Borrower substantially in the form of Exhibit J (i) attaching a true and complete copy of the resolutions of its Board of Directors authorizing the execution and delivery of the Loan Documents by the Borrower and the performance of the Borrower's obligations thereunder, and of all other documents evidencing other necessary action (in form and substance reasonably satisfactory to the Administrative Agent) taken by it to authorize the Loan Documents and the transactions contemplated thereby, (ii) attaching a true and complete copy of its articles of incorporation and by-laws, (iii) setting forth the incumbency of its officer or officers who may sign the Loan Documents, including therein a signature specimen of such officer or officers, and (iv) certifying that said corporate charter and by-laws are true and complete copies thereof, are in full force and effect and have not been amended or modified.

                 (b) The Administrative Agent shall have received a certificate, dated the first Borrowing Date, of the Secretary or Assistant Secretary of each Subsidiary Guarantor substantially in the form of Exhibit K
(i) attaching a true and complete copy of the resolutions of its Board of Directors or Trustees, as the case may be, authorizing its execution and delivery of the Guaranty and the performance of its obligations thereunder, and of all other documents evidencing other necessary action (in form and substance reasonably satisfactory to the Administrative Agent) taken by it to authorize the Guaranty and the transactions contemplated thereby, (ii) attaching a true and complete copy of its articles of incorporation or corporate charter or declaration of trust and, if applicable, by-laws, (iii) setting forth the incumbency of its officer or officers who may sign the Guaranty, including therein a signature specimen of such officer or officers, and (iv) certifying that said articles of incorporation, corporate charter or declaration of trust and, if applicable, by-laws, are true and complete copies thereof, is in full force and effect and has not been amended or modified.

                 (c) The Administrative Agent shall have received certificates of good standing for the Borrower from the Maryland State Department of Assessments and Taxation and for each Subsidiary Guarantor from the Secretary of State for the state in which such Subsidiary Guarantor is incorporated, and for the Borrower from each jurisdiction other than Maryland in which the Borrower is qualified to do business, provided that such Secretaries issue such certificates with respect to the Borrower.

         5.2.    This Agreement.

                 The Administrative Agent shall have received counterparts of this Agreement signed by each of the parties hereto (or receipt by the Administrative Agent from a party hereto of a facsimile signature page signed by such party which shall have agreed to promptly provide the Administrative Agent with originally executed counterparts hereof).

         5.3.    Notes.

                 The Administrative Agent shall have received the Notes, duly executed by an Authorized Signatory of the Borrower.

         5.4.    Guaranty.

                 The Administrative Agent shall have received counterparts of the Guaranty signed by each of the Subsidiary Guarantors (or receipt by the Administrative Agent from a party hereto of a facsimile signature page signed by such party which shall have agreed to promptly provide the Administrative Agent with originally executed counterparts hereof).

         5.5.    Other Credit Agreement.

                 The Administrative Agent shall have received counterparts of the Other Credit Agreement signed by each of the parties thereto (or receipt by the Administrative Agent from a party thereto of a facsimile signature page signed by such party which shall have agreed to promptly provide the Administrative Agent with originally executed counterparts hereof), and the Borrower shall have complied with all other conditions of Article 5 of the Other Credit Agreement which are conditions precedent to the first loan thereunder.

         5.6.    Litigation.

                 There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for herein and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending or, to the knowledge of the Borrower, threatened, seeking to prevent or delay the transactions contemplated by the Loan Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith and the Administrative

Agent shall have received a certificate of an Authorized Signatory of the Borrower to the foregoing effects.

         5.7.    Opinion of Counsel to the Borrower.

                 The Administrative Agent shall have received an opinion of (i) Hogan & Hartson, L.L.P., outside counsel to the Borrower, and (ii) Steven F. Siegel, Esq., in-house counsel to the Borrower, and (iii) counsel to each Subsidiary Guarantor, each addressed to the Administrative Agent and the Lenders, and each dated the first Borrowing Date, covering the matters set forth in Exhibit L.

         5.8.    Fees.

                 The Facility Fee, to the extent then due and payable, and all fees payable to the Administrative Agent, the Lead Arranger, the Co-Documentation Agents and the Lenders shall have been paid.

         5.9.    Fees and Expenses of Special Counsel.

                 The fees and expenses of Special Counsel in connection with the preparation, negotiation and closing of the Loan Documents shall have been paid.

         5.10.   Year 2000 Assurances.

                 On the Effective Date, the Administrative Agent shall have received such documentation and information from the Borrower and its Subsidiaries as may be reasonably satisfactory to the Administrative Agent demonstrating that the representations of the Borrower in Section 4.22 are true and correct as of the Effective Date.

6.       CONDITIONS OF LENDING - ALL LOANS

         The obligation of each Lender to make any Revolving Credit Loan, of the Swingline Lender to make a Swingline Loan or the Issuing Bank to issue a Letter of Credit is subject to the satisfaction of the following conditions precedent as of the date of such Loan:

         6.1.    Compliance.

                 On each Borrowing Date and after giving effect to the Loans to be made or created or Letter of Credit issued: (a) the Borrower shall be in compliance with all of the terms, covenants and conditions hereof, (b) there shall not exist and be continuing any Default or Event of Default, (c) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date (except for representations and warranties that speak as of a specific date, which need only be true and correct as of such date), (d) the sum of the Revolving Credit Loans, the LC Exposure and the Swingline Exposure shall not exceed the Total Commitment Amount, and (e) the total outstanding Swingline Loans shall not exceed the Swingline Sublimit. Each notice requesting a Revolving Credit Loan, a Competitive Bid Borrowing, a Swingline Loan or the issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof that each of the foregoing matters is true and correct in all respects.

         6.2.    Loan Closings.

                 All documents required by the provisions of the Loan Documents to be executed or delivered to the Administrative Agent on or before the applicable Borrowing Date or prior to the issuance of a Letter of Credit shall have been executed and shall have been delivered at the office of the Administrative Agent set forth in Section 11.2 on or before such Borrowing Date.

         6.3.    Borrowing Request.

                 With respect to each borrowing of a Revolving Credit Loan or a Swingline Loan, the Administrative Agent shall have received a Conventional Borrowing Request, a Competitive Bid Borrowing Request, or a Swingline Borrowing Request, as the case may be, duly executed by an Authorized Signatory of the Borrower. With respect to the issuance of a Letter of Credit, the Administrative Agent shall have received the documents required pursuant to
Section 2.9(b).

         6.4.    Documentation and Proceedings.

                 All corporate matters and legal proceedings and all documents and papers in connection with the transactions contemplated by the Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Administrative Agent shall have received all information and copies of all documents which the Administrative Agent or the Required Lenders may reasonably have requested in connection therewith, such documents (where appropriate) to be certified by an Authorized Signatory of the Borrower or proper Governmental Authorities.

         6.5.    Required Acts and Conditions.

                 All acts, conditions and things (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any filings, recordings or registrations) required to be done or performed by the Borrower and to have happened on or prior to such Borrowing Date and which are necessary for the continued effectiveness of the Loan Documents, shall have been done or performed and shall have happened in due compliance with all applicable laws.

         6.6.    Approval of Special Counsel.

                 All legal matters in connection with the making of each Loan and issuance of each Letter of Credit shall be reasonably satisfactory to Special Counsel.

         6.7.    Supplemental Opinions.

                 If reasonably requested by the Administrative Agent with respect to the applicable Borrowing Date, there shall have been delivered to the Administrative Agent favorable supplementary opinions of counsel to the Borrower, addressed to the Administrative Agent and the Lenders and dated such Borrowing Date, covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

         6.8.    Other Documents.

                 The Administrative Agent shall have received such other documents and information with respect to the Borrower and its Subsidiaries or the transactions contemplated hereby as the Administrative Agent or the Lenders shall reasonably request.

7.       AFFIRMATIVE COVENANTS

         The Borrower agrees that, so long as any Loan remains outstanding and unpaid, there exists any LC exposure, any other amount is owing under any Loan Document to any Lender or the Administrative Agent, or any Lender, the Swingline Lender or the Issuing Bank shall have any obligation to make Loans or Swingline Loans, or issue Letters of Credit, the Borrower shall:

         7.1.    Financial Statements.

                 Maintain a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent and each
Lender:

                 (a) Annual Statements. As soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of its Consolidated Balance Sheet as at the end of such fiscal year, together with the related Consolidated Statements of Income, Stockholders' Equity and Cash Flows as of and through the end of such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year. The Consolidated Balance Sheets and Consolidated Statements of

Income, Stockholders' Equity and Cash Flows shall be audited and certified without qualification by the Accountants, which certification shall (i) state that the examination by such Accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes the examination, on a test basis, of evidence supporting the amounts and disclosures in such Consolidated financial statements, and (ii) include the opinion of such Accountants that such Consolidated financial statements present fairly, in all material respects, the Consolidated financial position of the Borrower and its Subsidiaries, as of the date of such Consolidated financial statements, and the Consolidated results of their operations and their cash flows for each of the years identified therein in conformity with GAAP (subject to any change in the requirements of GAAP).

                 (b) Annual Operating Statements and Rent Roll. As soon as available, but in any event within 60 days after the end of each fiscal year of the Borrower, copies of (i) the operating statements (in a form reasonably satisfactory to the Administrative Agent) for all Real Property of the Borrower, and (ii) a Rent Roll, each of which shall be certified by the Chief Financial Officer to be true, correct and complete in all material respects.

                 (c) Quarterly Statements. As soon as available, but in any event within 60 days after the end of the first three fiscal quarters of the Borrower, a copy of the unaudited Consolidated Balance Sheet of the Borrower as at the end of each such quarterly period, together with the related unaudited Consolidated Statements of Income and Cash Flows for the elapsed portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the corresponding periods of the preceding fiscal year, certified by the Chief Financial Officer as being true, correct and complete in all material respects and as presenting fairly the Consolidated financial condition and the Consolidated results of operations of the Borrower and its Subsidiaries.

                 (d) Quarterly Information Regarding Unencumbered Assets. As soon as available, but in any event 60 days after the end of each of the first three fiscal quarters of the Borrower (120 days after the end of the last fiscal quarter of the Borrower), a list of all the Unencumbered Assets owned by the Borrower, any wholly owned Subsidiary of the Borrower and each DownREIT Partnership as of the last day of such fiscal quarter setting forth the following information with respect to each such Unencumbered Asset as of such date: (i) asset type (i.e., retail shopping center or residential apartment building); (ii) location; (iii) percentage of the Unencumbered Asset owned by the Borrower, any wholly owned Subsidiary of the Borrower and each DownREIT Partnership; and (iv) the Net Operating Income for such Unencumbered Asset during such fiscal quarter.

                 (e) Compliance Certificate. Within 60 days after the end of each of the first three fiscal quarters of the Borrower (120 days after the end of the last fiscal quarter of the Borrower), a Compliance Certificate, certified by the Chief Financial Officer, setting forth in reasonable detail the computations demonstrating the Borrower's compliance with the provisions of Sections 8.12, 8.13, 8.14, 8.15, 8.16 and 8.17.

                 (f) Other Information. Such other information as the Administrative Agent or any Lender may reasonably request from time to time.

         7.2.    Certificates; Other Information.

                 Furnish to the Administrative Agent and each Lender:

                 (a) Defaults Under Other Indebtedness. Prompt written notice if: (i) any Indebtedness of the Borrower or any Subsidiary of the Borrower is declared or shall become due and payable prior to its stated maturity, or called and not paid when due, or (ii) a default that extends beyond any applicable notice or grace period shall have occurred under any note (other than the Notes) or the holder of any such note, or other evidence of Indebtedness, certificate or security evidencing any such Indebtedness or any obligee with respect to any other Indebtedness of the Borrower or any Subsidiary of the Borrower has the right to declare any such Indebtedness due and payable prior to its stated maturity, and, in the case of either (i) or
(ii), the Indebtedness that is the subject of (i) or (ii) is, in the aggregate, $7,500,000 or more;

                 (b) Action of Governmental Authorities. Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other document naming the Borrower or any Subsidiary of the Borrower a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect or which calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document; (ii) any lapse or other termination of any Intellectual Property, license, permit, franchise or other authorization issued to the Borrower or any Subsidiary of the Borrower by any Person or Governmental Authority, which lapse or termination could reasonably be expected to have a Material Adverse Effect; and (iii) any refusal by any Person or Governmental Authority to renew or extend any such material Intellectual Property, license, permit, franchise or other authorization, which refusal could reasonably be expected to have a Material Adverse Effect;

                 (c) SEC or other Governmental Reports and Filings. Promptly upon becoming available, copies of all regular, periodic or special reports which the Borrower or any Subsidiary of the Borrower may now or hereafter be required to file with or deliver to any securities exchange or the Securities and Exchange Commission, or any other Governmental Authority succeeding to the functions thereof, pursuant to the Securities Exchange Act of 1934, as amended.

                 (d) ERISA Information. Promptly, and in any event within ten Business Days after the Borrower knows or has reason to know that any of the events or conditions enumerated below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by the Chief Financial Officer, setting forth details with respect to such event or condition and the action, if any, which the Borrower or an ERISA Affiliate proposes to take with respect thereto; provided, however, that if such event or condition is required to be reported or noticed to the PBGC, such statement, together with a copy of the relevant report or notice to the PBGC, shall be furnished promptly and in any event not later than ten days after it is reported or noticed to the PBGC:

                          (i) any reportable event, as defined in Section 4043(b) of ERISA with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or of Section 302 of ERISA, including, without limitation, the failure to make, on or before its due date, a required installment under Section 412(m) of the Code or Section 302(e) of ERISA or the disqualification of such Plan for purposes of Section 4043(b)(1) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) and any request for a waiver under Section 412(d) of the Code for any Plan;

                          (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or any ERISA Affiliate to terminate any Plan;

                          (iii) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                          (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt of the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                          (v)     the institution of a proceeding by a
         fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce

         Section 515 of ERISA, which proceeding is not dismissed within thirty days from its commencement;

                          (vi) the adoption of an amendment to any Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA that would result in the loss of the tax-exempt status of the trust of which such Plan is a part or the Borrower or any ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections; and

                          (vii) any event or circumstance exists which may reasonably be expected to constitute grounds for the incurrence of material liability by the Borrower or any ERISA Affiliate under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any employee benefit plan;

                 (e) ERISA Reports. Promptly after the request of the Administrative Agent or any Lender therefor, copies of each annual report filed pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section 103 of ERISA) and each annual report filed with respect to each Plan under Section 4065 of ERISA; provided, however, that in the case of a Multiemployer Plan, such annual reports shall be furnished only if they are available to the Borrower or any ERISA Affiliate;

                 (f) Notice of Proposed Sales or Transfers. Quarterly, on each date that a Compliance Certificate is to be delivered pursuant to Section 7.1(e), a list of all sales or transfers of any Unencumbered Assets (including any agreements for the sale or transfer of any Unencumbered Asset entered into during such fiscal quarter but not yet consummated); provided that, if during any such fiscal quarter of the Borrower any sale or transfer of an Unencumbered Asset, which combined with all other such sales or transfers of Unencumbered Assets during such fiscal quarter, would exceed $100,000,000 in the aggregate, then the Borrower shall promptly provide such list and a certification of the Chief Financial Officer as to the Borrower's compliance with Sections 8.12 and 8.16;

                 (g) Casualties or Condemnations. Prompt written notice of any casualty or condemnation of any Real Property, if such casualty or condemnation could reasonably be expected to have a Material Adverse Effect;

                 (h) Environmental Law Notices. Prompt written notice of any order, notice, claim or proceeding received by, or brought against, the Borrower or any Subsidiary of the Borrower, or with respect to any of the Real Property, under any Environmental Law, which could reasonably be expected to have a Material Adverse Effect;

                 (i) Management Letters and Reports. Promptly after the same are received by the Borrower, copies of all management letters and similar reports provided to the Borrower by the Accountants;

                 (j) New Subsidiaries. Notice of any Subsidiary that, as of the end of any fiscal quarter of the Borrower, satisfies the criteria in
Section 7.11 with respect to Required Additional Guarantors, such notice to be delivered to the Administrative Agent concurrently with the delivery of the Compliance Certificate with respect to such quarter;

                 (k) Changes in Name or Fiscal Year. Prompt written notice of (i) any change in the Borrower's name, with copies of all filings with respect to such name change attached thereto, and (ii) any change in its fiscal year from that in effect on the Effective Date;

                 (l) Defaults or Events of Default. Prompt written notice if there shall occur and be continuing a Default or an Event of Default; and

                 (m) Other Information. Such other information as the Administrative Agent or any Lender shall reasonably request from time to time.

         7.3.    Legal Existence.

                 (a) Borrower's Legal Existence. Maintain its status as a Maryland corporation in good standing in the State of Maryland and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

                 (b) Legal Existence of Subsidiaries. Cause each Subsidiary of the Borrower to maintain its status as a real estate investment trust, business trust, corporation, limited liability company or partnership, as the case may be, in good standing in its state of formation and in each other jurisdiction in which the failure so to do either (i) would result in the occurrence of a Default, or (ii) could reasonably be expected to have a Material Adverse Effect.

         7.4.    Taxes.

                 Pay and discharge when due, and cause each Subsidiary of the Borrower so to do, all Taxes, assessments and governmental charges, license fees and levies upon, or with respect to, the Borrower or such Subsidiary and all Taxes upon the income, profits and Property of the Borrower and its Subsidiaries, which if unpaid, could reasonably be expected to have a Material Adverse Effect, unless and to the extent only that such Taxes, assessments, governmental charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary and such contest has the effect of staying the collection of any Lien from any Property of the Borrower or its Subsidiaries arising from such non-payment, and provided that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required in accordance with GAAP (as determined by the Accountants) shall have been made therefor.

         7.5.    Insurance.

                 Maintain, and cause each Subsidiary of the Borrower to maintain, insurance on its Property against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses and owning similar Properties in the same general areas in which the Borrower or the relevant Subsidiary operates, and file with the Administrative Agent within 10 Business Days after request therefor a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby, together with a certificate of the Chief Financial Officer certifying that in the opinion of such officer such insurance complies with the obligations of the Borrower under this Section, and is in full force and effect.

         7.6.    Payment of Indebtedness and Performance of Obligations.

                 Pay and discharge when due, and cause each Subsidiary of the Borrower to pay and discharge, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, (i) would result in a Default, or (ii) could reasonably be expected to have a Material Adverse Effect, unless (with respect to clause (ii)) such Indebtedness shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary and such contest has the effect of staying the collection of any Lien from any Property of the Borrower or its Subsidiaries arising from such non-payment, and provided that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required in accordance with GAAP (as determined by the Accountants) shall have been made therefor.

         7.7.    Maintenance of Property; Environmental Investigations.

                 (a) In all material respects, at all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each Subsidiary of the Borrower so to do, all Property necessary to the operation of the Borrower's or such Subsidiary's business.

                 (b) In the event that the Administrative Agent shall have a reasonable basis for believing that Hazardous Substances may be on, at, under or around any Real Property in violation of any applicable Environmental Law which, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, promptly conduct and complete (at the Borrower's expense) all investigations, studies, samplings and testings relative to such Hazardous Substances as the Administrative Agent may reasonably request.

         7.8.    Observance of Legal Requirements.

                 (a) Observe and comply in all respects, and cause each Subsidiary of the Borrower so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, except (i) where noncompliance with any of the foregoing (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect, or (ii) such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it and such contest has the effect of staying the collection of any Lien from any Property of the Borrower or its Subsidiaries arising from such noncompliance, and provided that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required in accordance with GAAP (as determined by the Accountants) shall have been made therefor.

                 (b) Use and operate all of its facilities and property in compliance with all Environmental Laws and cause each of its Subsidiaries so to do, and keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith and cause each of its Subsidiaries so to do, and handle all Hazardous Materials in compliance with all applicable Environmental Laws and cause each of its Subsidiaries so to do, except where noncompliance with any of the foregoing (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

         7.9.    Inspection of Property; Books and Records; Discussions.

                 Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities and permit representatives of the Administrative Agent and any Lender during normal business hours and on reasonable prior notice to visit its offices, to inspect any of its Property and to examine and make copies or abstracts from any of its books and records as often as may reasonably be desired, and to discuss the business, operations, prospects, licenses, Property and financial condition of the Borrower or and its Subsidiaries with the officers thereof and the Accountants.

         7.10.   Licenses, Intellectual Property.

                 Maintain, and cause each Subsidiary of the Borrower to maintain, in full force and effect, all material licenses, franchises, Intellectual Property, permits, authorizations and other rights as are necessary for the conduct of its business.

         7.11.   Required Additional Guarantors.

                 At any time after the date hereof, and with respect to any Subsidiary of the Borrower, whether presently existing or hereafter formed or acquired (other than Excel Realty Partners, L.P. and E. H. Properties, L.P.) which is not a Subsidiary Guarantor at such time, cause such Subsidiary to execute and deliver a Guaranty to the Administrative Agent, for the benefit of the Lenders, promptly after the Administrative Agent's request therefor, duly executed by such Subsidiary (together with the certificates and attachments described in Section 5.1(b) and (c) with respect to such Subsidiary and an opinion of counsel in the form required pursuant to Section 5.7(iii)) if at such time such Subsidiary owns Property having a book value of $75,000,000 or more. Notwithstanding the foregoing, the foregoing book value conditions of this Section shall not be applicable from and after the occurrence of, and during the continuance of, an Event of Default (it being understood that at such time, the Administrative Agent can require any Subsidiary of the Borrower which has not executed a Guaranty to immediately comply with requirements of this Section).

         7.12.   REIT Status; Operation of Business.

                 (a) Maintain its status under Sections 856 et seq. of the Code as a REIT.

                 (b) Carry on all business operations of the Borrower as a self-advised, self-managed REIT.

                 (c) Manage, or cause one or more of its Subsidiaries at all times to manage, at least 90% of all Properties of the Borrower and its Subsidiaries.

         7.13.   Termination of Existing Credit Agreements.

         On the Effective Date, the Borrower shall qualify for, and shall request, a Loan for the purpose of paying all loans outstanding under the Existing Credit Agreements, together with all interest, fees, breakage costs and other amounts outstanding thereunder, and shall terminate any commitment, or right to borrow, under the Existing Credit Agreements.

8.       NEGATIVE COVENANTS

         The Borrower agrees that, so long as any Loan remains outstanding and unpaid, there exists any LC exposure, any other amount is owing under any Loan Document to any Lender or the Administrative Agent, or any Lender, the Swingline Lender or the Issuing Bank shall have any obligation to make Loans or Swingline Loans, or issue Letters of Credit, the Borrower shall not, directly or indirectly:

         8.1.    Liens.

                 Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any Subsidiary of the Borrower so to do, except (i) Liens for Taxes, assessments or similar charges incurred in the ordinary course of business which are not delinquent or the existence of which do not otherwise violate the representations in Section 7.4, (ii) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA), (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business,
(iv) zoning ordinances, easements, rights of way, use restrictions, exclusive use limitations in any lease of Real Property, reciprocal easement agreements, minor defects, irregularities, and other similar restrictions and encumbrances affecting Real Property, which do not materially adversely affect the value of such Real Property or the financial condition of the Borrower or such Subsidiary of the Borrower or materially impair its use for the operation of the business of the Borrower or such Subsidiary, (v) statutory Liens arising by operation of law such as mechanics', materialmen's, carriers', warehousemen's liens incurred in the ordinary course of business which are not delinquent or the existence of which do not otherwise violate the representations in Section 7.6, (vi) Liens arising out of judgments or decrees which are being contested in accordance with
Section 7.8 or the existence of which do not otherwise violate the representations in Section 7.8 or result in a default pursuant to Section 9.1(j), (vii) mortgages on Real Property, provided that the existence of such mortgages, and the indebtedness secured thereby, does not cause the Borrower to be in violation of Section 8.12 or 8.16, (viii) Liens in favor of the Borrower or any Subsidiary Guarantor, provided that the Indebtedness secured by any such Lien is held by the Borrower or such Subsidiary Guarantor, (ix) the interests of lessees and lessors under leases of real or personal property made in the ordinary course of business which could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect and (x) Liens not otherwise permitted by clauses (i) through (ix) of this Section which do not in the aggregate exceed $5,000,000.

         8.2.    Merger, Consolidation and Certain Dispositions of Property.

                 (a) Consolidate with, be acquired by, or merge into or with any Person, or sell, lease or otherwise dispose of all or substantially all of its Property (in one transaction or a series of transactions), or permit any Subsidiary Guarantor of the Borrower so to do, or liquidate or dissolve, except (i) the merger or consolidation of any Subsidiary Guarantor of the Borrower into or with the Borrower, (ii) the merger or consolidation of any two or more Subsidiary Guarantors, or (iii) the merger or consolidation of the Borrower or Subsidiary Guarantor with any other Person, provided that (A) the Borrower or such Subsidiary Guarantor is the surviving entity in such merger or consolidation, (B) the total book value of the assets of the entity which is merged into or consolidated with the Borrower or such Subsidiary Guarantor is less than 20% of the total book value of the assets of the Borrower immediately following such merger or consolidation, (C) immediately prior to such merger or consolidation the Borrower shall have provided to the Administrative Agent and each of the Lenders a Compliance Certificate prepared on a pro-forma basis (and adjusted in the best good faith estimate of the Borrower, based on the advice of the Accountants, to give effect to such merger or consolidation) demonstrating that after giving effect to such merger or consolidation, no Default shall exist with respect to any of the covenants set forth in Sections 8.12, 8.13, 8.14, 8.15, 8.16 and 8.17 and (D) after giving effect to such merger or consolidation, no Event of Default shall exist.

                 (b) Sell, transfer, master lease or dispose of any of its Property, either directly or indirectly, except that if at the time thereof and immediately after giving effect thereto, no Default shall have occurred, (i) any Subsidiary of the Borrower may sell, transfer, master lease or otherwise dispose of its assets to the Borrower or to any other Subsidiary, and (ii) the Borrower or any Subsidiary of the Borrower may sell Property in an arm's length transaction (or, if the transaction involves an Affiliate of the Borrower or a Subsidiary of the Borrower, if the transaction complies with Section 8.8) for the fair market value thereof, as reasonably determined by the Borrower, provided that such sale could not reasonably be expected to have a Material Adverse Effect and provided further that for any fiscal year of the Borrower, any sale, transfer, master lease or disposition of Property in reliance on this clause (ii) which when combined with all other such sales, transfers, master leases or dispositions made in such fiscal year shall not exceed 25% of the total book value of all Property of the Borrower and its Subsidiaries determined as of the first day of such fiscal year.

         8.3.    Investments, Loans, Etc.

                 At any time, purchase or otherwise acquire, hold or invest in the Stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution, time deposit or otherwise, in or with any Person, or permit any Subsidiary of the Borrower so to do, (all of which are sometimes referred to herein as "Investments") except the following (to the extent that maintaining any thereof would not at any time violate the requirements of Section 856(c) of the Code):

                 (a) demand deposits, certificates of deposit, bankers acceptances and domestic and eurodollar time deposits with any Lender, or any other commercial bank, trust company or national banking association incorporated under the laws of the United States or any State thereof and having undivided capital, surplus and undivided profits exceeding $500,000,000 and a long term debt rating of A or A2, as determined, respectively, by S&P and Moody's;

                 (b) short-term direct obligations of the United States of America or agencies thereof whose obligations are guaranteed by the United States of America;

                 (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States or any State thereof which at the time of purchase are rated by S&P or Moody's at not less than "A1" or "P1," respectively;

                 (d) mortgage-backed securities guaranteed by the Governmental National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by S&P or Moody's at not less than "Aa" or "AA," respectively;

                 (e) repurchase agreements having a term not greater than 90 days and fully secured by securities described in the foregoing paragraph
(b) or (d) with banks described in the foregoing paragraph (a) or with financial institutions or other corporations having total assets in excess of $50,000,000;

                 (f) shares of "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in the investments described in one or more of the foregoing paragraphs (a) through (e) and have total assets of in excess of $50,000,000;

                 (g) Real Property and loans secured by mortgages on Real Property;

                 (h) equity investments in any Person (other than Subsidiaries) and notes receivable investments in any Person (other than Subsidiaries), the aggregate principal amount of which (combined with any other equity investments and notes receivable investments in any Person permitted pursuant to this paragraph (h)) do not exceed 25% of the Total Capital of the Borrower;

                 (i) Investments (debt or equity) in Subsidiaries of the Borrower;

                 (j) investments in respect of (1) equipment, inventory and other tangible personal property acquired in the ordinary course of business, (2) current trade and customer accounts receivable for services rendered in the ordinary course of business, (3) advances to employees for travel expenses other company-related expenses, and (4) prepaid expenses made in the ordinary course of business;

                 (k) Hedging Agreements made in connection with any Indebtedness;

                 (l) repurchases of any common or preferred stock or other equity interests (or securities convertible into such interests) in the Borrower or any Subsidiary that have been previously issued by the Borrower or such Subsidiary, which do not exceed, in any calendar year, (1) 10% of the outstanding shares of common or preferred stock or other equity interests in Borrower or such Subsidiary, as applicable, as of the date hereof, plus (2) 10% of any additional shares of common or preferred stock or other equity interests in Borrower or such Subsidiary, as applicable, issued after the date hereof;

                 (m) redemptions of preferred stock of the Borrower in accordance with the terms thereof;

                 (n) redemptions for cash or common Stock of the Borrower of units of limited partner interests or limited liability company interests in a DownREIT Partnership;

                 (o) loans to employees of the Borrower, provided that all such loans in the aggregate do not at any time exceed $15,000,000 in the aggregate; and

                 (p) any other Investments not included in paragraphs (a) through (o) deemed appropriate by the Borrower, provided that in no event shall Investments made in reliance upon the exception set forth in this paragraph (p) exceed $50,000,000 at any one time;

         8.4.    Business Changes.

                 Change in any material respect the nature of the business of the Borrower or its Subsidiaries as conducted on the Effective Date.

         8.5.    Amendments to Organizational Documents.

                 Amend or otherwise modify its corporate charter or by-laws in any way (other than in connection with the issuance or classification of preferred stock of the Borrower) which would adversely affect the interests of the Administrative Agent and the Lenders under any of the Loan Documents, or permit any Subsidiary of the Borrower to amend its organizational documents in a manner which could have the same result.

         8.6.    Bankruptcy Proceedings.

                 Institute against the Administrative Agent, the Co-Documentation Agents or any Lender, or join any other Person in instituting against the Administrative Agent, the Co-Documentation Agents or any Lender, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the payment or prepayment in full of the Indebtedness due hereunder.

         8.7.    Sale and Leaseback.

                 Enter into any arrangement with any Person providing for the leasing by it of Property which has been or is to be sold or transferred by it to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or its rental obligations, or permit any Subsidiary of the Borrower so to do, except for sale and leasing transactions described herein for which the combined selling price of all Property subject to all such transactions does not exceed $50,000,000 in the aggregate.

         8.8.    Transactions with Affiliates.

                 Become a party to any transaction in an amount that exceeds $60,000 with an Affiliate unless the terms and conditions relating thereto (i) have been approved by a majority of the disinterested directors of the Borrower, (ii) have been approved by a majority of votes cast by the stockholders of the Borrower, or (iii) are fair and reasonable to the Borrower, or permit any Subsidiary of the Borrower so to do.

         8.9.    Issuance of Additional Capital Stock by Subsidiary Guarantors.

                 Permit any Subsidiary Guarantor to issue any additional Stock or other equity interest of such Subsidiary Guarantor, other than the issuance of partnership or limited liability company units in a DownREIT Partnership which is a Subsidiary Guarantor, provided that such units are issued in consideration of the contribution to the DownREIT Partnership of assets qualifying as "real estate assets" under Section 856(c) of the Code.

         8.10.   Hedging Agreements

                 Enter into, or permit any of its Subsidiaries so to do, any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate interest rate risks to which the Borrower or any Subsidiary of the Borrower is exposed in the conduct of its business or the management of its liabilities.

         8.11.   Restricted Payments.

                 (a) Permit the Borrower to make Restricted Payments, except that:

                   (i) except as set forth in clause (ii) below, the Borrower may declare and pay dividends payable with respect to its equity securities in any fiscal quarter of the Borrower if after giving effect to such dividend, such dividend, when added to the amount of all other such dividends paid in the same fiscal quarter and the preceding three (3) fiscal quarters, would not exceed the greater of (A) ninety percent (90%) of its Funds from Operations for the four consecutive fiscal quarters ending prior to the quarter in which such dividend is paid, or (B) the minimum amount of such dividends required under the Code to enable the Borrower to continue to maintain its status under the Code as a REIT, as evidenced (in the case of clause
         (B)) by a certification of Chief Financial Officer containing calculations in reasonable detail satisfactory in form and substance to Administrative Agent;

                   (ii) if an Event of Default under Section 9.1(a) or (b) has occurred and is continuing, the Borrower may declare and pay dividends with respect to its equity securities which shall not exceed the minimum such dividends required under the Code to enable the Borrower to continue to maintain its status under the Code as a REIT, as evidenced by a certification of Chief Financial Officer containing calculations in reasonable detail satisfactory in form and substance to Administrative Agent;

                   (iii) the Borrower may effect Stock repurchases to the extent permitted by Section 8.3(l);

                   (iv) the Borrower may effect "cashless exercises" of options granted under the Borrower's stock option plans;

                   (v) the Borrower may distribute rights or equity securities under any rights plan adopted by the Borrower; and

                   (vi) the Borrower may declare and pay dividends (or effect Stock splits or reverse Stock splits) with respect to its equity securities payable solely in additional shares of its equity securities.

         8.12.   Unencumbered Assets Coverage Ratio.

                 Permit the Unencumbered Assets Coverage Ratio to be less than 2.0:1.0 at any time.

         8.13.   Fixed Charge Coverage Ratio.

                 Permit the Fixed Charge Coverage Ratio to be less than 1.75:1.0 at any time.

         8.14.   Minimum Tangible Net Worth.

                 Permit the Tangible Net Worth of the Borrower and its Subsidiaries on a Consolidated basis at any time to be less than the sum of (i) $1,200,000,000, plus (ii) 80% of the aggregate net proceeds received by the Borrower from and after the Effective Date, in connection with the issuance of any capital stock of the Borrower.

         8.15.   Maximum Total Indebtedness.

                 Permit at any time either (i) all Consolidated Total Indebtedness at such time to be more than 55% of Total Capital at such time, or
(ii) the Consolidated Total Indebtedness secured by mortgages on Real Property owned by the Borrower and its Subsidiaries at such time to exceed 40% of Total Capital at such time.

         8.16.   Liabilities to Assets Ratio.

                 Permit, at any time, the portion of the Consolidated Total Indebtedness consisting of Consolidated unsecured Indebtedness of the Borrower and its Subsidiaries at such time to be more than 50% of Unencumbered Asset Value at such time.

         8.17.   Maximum Book Value of Ancillary Assets.

                 Permit the book value of the Ancillary Assets at any time to be more than 20% of the book value of all assets of the Borrower and its Subsidiaries on a Consolidated basis at such time. For purposes of this
Section 8.17 the book value of any Ancillary Asset not owned 100%, directly or indirectly, by the Borrower or any of its Subsidiaries shall be adjusted by multiplying the same by the Borrower's Interest in such Ancillary Asset during the fiscal quarter of the Borrower ending as of any date of determination of such book value.

9.       DEFAULT

         9.1.    Events of Default.

                 The following shall each constitute an "Event of Default" hereunder:

                 (a) The failure of the Borrower to pay any installment of principal on any Note on the date when due and payable; or

                 (b) The failure of the Borrower to pay any installment of interest or any other fees, expenses or other charges payable under any Loan Document within five Business Days of the date when due and payable; or

                 (c) The use of the proceeds of any Loan in a manner inconsistent with or in violation of Section 2.17; or

                 (d) The failure of the Borrower to observe or perform any covenant or agreement contained in Section 7.3, 7.12(a), 7.12(b), or 8 (other than Section 8.1, as to which the provisions of paragraph (e) below shall apply); or

                 (e) The failure to observe or perform any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower; or

                 (f) Any representation or warranty of the Borrower (or of any officer of the Borrower on its behalf) made in any Loan Document to which it is a party or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

                 (g) Any obligation of the Borrower (other than its obligations under the Notes) or any Subsidiary of the Borrower, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness shall (i) become or shall be declared to be due and payable prior to the expressed maturity thereof, or (ii) shall not be paid when due or within any grace period for the payment thereof, or (iii) shall be subject, by the holder of the obligation evidencing such Indebtedness, to acceleration (after the expiration of any applicable notice and cure periods) prior to the expressed maturity thereof, and the sum of all such Indebtedness which is the subject of paragraphs (i) - (iii) inclusive exceeds (A) at any time, in the case of Indebtedness other than Non-Recourse Indebtedness, $7,500,000, and (B) in any calendar year, in the case of Non-Recourse Indebtedness, $50,000,000 in the aggregate during such year; or

                 (h) The Borrower or any Subsidiary Guarantor of the Borrower shall (i) suspend or discontinue its business, (ii) make an assignment for the benefit of creditors, (iii) generally not be paying its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or
(xii) take any formal action for the purpose of effecting any of the foregoing;
or

                 (i) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Borrower or any Subsidiary Guarantor bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower or any Subsidiary Guarantor under the United States bankruptcy laws or any other applicable Federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any Subsidiary Guarantor or of any substantial part of the Property thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any Subsidiary Guarantor, and any such decree or order continues unstayed and in effect for a period of 60 days; or

                 (j) Judgments or decrees against the Borrower or any Subsidiary of the Borrower aggregating in excess of $5,000,000 shall not be paid, stayed on appeal, discharged, bonded or dismissed for a period of 45 days; or

                 (k) Any Loan Document shall cease, for any reason, to be in full force and effect, or the Borrower shall so assert in writing or shall disavow any of its obligations thereunder; or

                 (l) An event or condition specified in Section 7.2(d) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the PBGC, or any combination thereof which would constitute, in the reasonable opinion of the Required Lenders, a Material Adverse Effect; or

                 (m)      There shall occur a Change of Control; or

                 (n) If any Loan Document (i) is determined by any court or Governmental Authority to be illegal, invalid or unenforceable in accordance with its terms, or (ii) shall be canceled, terminated, revoked or rescinded other than in accordance with its terms or with the written consent or approval of the Lenders; or

                 (o) (i) Any Subsidiary Guarantor shall fail to comply in any material respect with any covenant made by it in the Guaranty or if at any time any representation or warranty made by any Subsidiary Guarantor in the Guaranty or in any other document, statement or writing made to the Agent, the Co-Documentation Agents, the Lead Arranger or the Lenders shall prove to have been incorrect or misleading in any material respect when made, or (ii) if a default by any Subsidiary Guarantor shall occur under the Guaranty after the expiration of any applicable notice and grace period; or (iii) if any Subsidiary Guarantor shall revoke or attempt to revoke, contest, commence any action or raise any defense (other than the defense of payment) against its obligations under the Guaranty; or

                 (p) There shall occur an Event of Default under and as defined in the Other Credit Agreement.

                 Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in clause (h) or (i) above, the Commitments shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon, and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to the Loan Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. The Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

                 In the event that the Commitments shall have been terminated or the Notes shall have been declared due and payable pursuant to the provisions of this Section, any funds received by the Administrative Agent and the Lenders from or on behalf of the Borrower shall be applied by the Administrative Agent and the Lenders in liquidation of the Loans and the obligations of the Borrower under the Loan Documents in the following manner and order: (i) first, to the payment of interest on and then the principal portion of any Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower; (ii) second, to the payment of any fees or expenses due the Administrative Agent from the Borrower; (iii) third, to reimburse the Administrative Agent and the Lenders for any expenses (to the extent not paid pursuant to clause (ii)), due from the Borrower pursuant to the provisions of Section 11.5; (iv) fourth, to the payment of accrued Facility Fees, and all other fees, expenses and amounts due under the Loan Documents (other than principal and interest on the Notes); (v) fifth, to the payment of interest due on the Notes; (vi) sixth, to the payment of principal outstanding on the Notes; and (vii) seventh, to the payment of any other amounts owing to the Administrative Agent, the Co-Documentation Agents, the Lead Arranger and the Lenders under any Loan Document or other document or agreement entered into in connection with the transactions contemplated thereby.

10.      THE AGENT

         10.1.   Appointment.

                 Each Lender hereby irrevocably designates and appoints BNY as the Administrative Agent of such Lender under the Loan Documents and each such Lender hereby irrevocably authorizes BNY, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in any Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

         10.2.   Delegation of Duties.

                 The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.

         10.3.   Exculpatory Provisions.

                 Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower or any other Person to perform its obligations thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of the Borrower. The Administrative Agent shall not be under any liability or responsibility whatsoever, as Administrative Agent, to the Borrower or any other Person as a consequence of any failure or delay in performance, or any breach, by any Lender of any of its obligations under any of the Loan Documents.

         10.4.   Reliance by Administrative Agent.

                 The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of such Lender in its Loans and in its Note until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent. The Administrative Agent shall not be under any duty to examine or pass upon the validity, effectiveness or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Administrative Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         10.5.   Notice of Default.

                 The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice thereof from a Lender or the Borrower. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders.
The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

         10.6.   Non-Reliance on Administrative Agent and Other Lenders.

                 Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the

Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7.   Indemnification.

                 Each Lender agrees to indemnify and reimburse the Administrative Agent in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), pro rata according to its Commitment, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including, without limitation, any amounts paid to the Lenders (through the Administrative Agent) by the Borrower pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the gross negligence or willful misconduct of the Administrative Agent. The agreements in this Section shall survive the payment of all amounts payable under the Loan Documents.

         10.8.   Administrative Agent in Its Individual Capacity.

                 BNY and its affiliates may make loans to, accept deposits from, issue letters of credit for the account of, and generally engage in any kind of business with, the Borrower as though BNY was not Administrative Agent hereunder. With respect to the Commitment made or renewed by BNY and the Note issued to BNY, BNY shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it was not the Administrative Agent, and the terms "Lender" and "Lenders" shall in each case include BNY.

         10.9.   Successor Administrative Agent.

                 If at any time the Administrative Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders a written notice of its resignation as Administrative Agent under this Agreement, such resignation to be effective upon the earlier of (i) the written acceptance of the duties of the Administrative Agent under the Loan Documents by a successor Administrative Agent and (ii) on the 60th day after the date of such notice. Upon any such notice of resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 45 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent shall, in consultation with the Borrower, appoint a successor Administrative Agent on behalf of the Lenders prior to the end of the 60th day from such notice from among any of the Lenders who shall have at such time a Commitment of at least $15,000,000 (an "Approved Successor"). If no Lender has a Commitment of at least $15,000,000 (or no Lender whose Commitment is at least $15,000,000 shall agree to accept such appointment), then the retiring Administrative Agent shall, in consultation with the Borrower, appoint any other Lender or any other commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $100,000,000 as a successor Administrative Agent. Any appointment of a successor Administrative Agent shall be subject to the approval of the Borrower, which approval shall not be unreasonably withheld or delayed, and shall be given in any event prior to the end of the 60th day from the date of the retiring Administrative Agent's notice of resignation, provided that during any period in which either (i) a Competitive Bid Advance is outstanding, or (ii) there exists and is continuing an Event of Default, no approval from the Borrower to the appointment of an Approved Successor shall be required. Upon the acceptance of an appointment as Administrative Agent hereunder by a successor Administrative Agent and any required approval of such successor Administrative Agent by the Borrower in accordance with the terms of this Section, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent's rights, powers, privileges and duties as Administrative Agent under the Loan Documents shall be terminated. The Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

         10.10.  Exculpation of Co-Documentation Agents.

                 Neither of the Co-Documentation Agents has any rights, obligations, liabilities, responsibilities or duties under the Agreement other than those applicable to all Lenders as such.

11.      OTHER PROVISIONS.

         11.1.   Amendments and Waivers.

                 With the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents and, with the consent of the Required Lenders, the Administrative Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or a consent to a departure from, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, modification, waiver or consent shall, without the consent of all of the Lenders: (i) change the Commitments of any Lender or the Total Commitment Amount, (ii) extend the Revolving Credit Termination Date; (iii) decrease the rate, or extend the time of payment, of interest of, or change or forgive the principal amount of, or change the requirement that payments and prepayments of principal of, and payments of interest on, the Notes be made pro rata to the Lenders on the basis of the outstanding principal amount of the Loans, (iv) amend the definition of "Required Lender", (v) amend the definition of "Applicable Facility Fee Percentage" or "Applicable Margin," (vi) release any Subsidiary Guarantor from its obligations under any Guaranty, or (vii) change the provisions of Section 2.11, 2.12, 2.13, 2.14, 2.15, 2.16, 2.17, 2.18, 3.1 or 11.1; and provided further that no change of Section 2.8 may be effected without the consent of the Swingline Lender, and no change of Section 2.9 may be effected without the consent of the Issuing Bank; and provided further that no such amendment, supplement, modification, waiver or consent shall amend, modify, waive or consent to a departure from any provision of Section 10 or otherwise change any of the rights or obligations of the Administrative Agent under the Loan Documents without the written consent of the Administrative Agent; and provided further that no such amendment, supplement, modification, waiver or consent shall, unless in writing and signed by the Designating Lender on behalf of each Designated Lender affected thereby, (a) subject such Designated Lender to any additional obligations, (b) reduce the principal of, interest on, or other amounts due with respect to, the Competitive Bid Borrowings made payable to such Designated Lender, (c) postpone any date fixed for any payment of principal of, or interest on, or other amounts due with respect to, Competitive Bid Borrowings made payable to such Designated Lender, or (d) amend the definition of Required Lenders hereunder in a manner which adversely affects the rights of such Designated Lender. The Administrative Agent shall cause a copy of each written request for such an amendment, supplement or modification delivered by the Borrower to it to be delivered to each Lender. Any such amendment, supplement, modification, waiver or consent shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable agreement, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the parties to the applicable agreement, the Lenders and the Administrative Agent shall be restored to their former position and rights under the Loan Documents, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         11.2.   Notices.

                 All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or if sent by certified mail (return receipt requested), when the return receipt is signed on behalf of the party to whom such notice is given, or in the case of telecopier notice, when sent, or if sent by overnight nationwide commercial courier, the Business Day following the date such notice is deposited with said courier, and in any case addressed as follows in the case of the Borrower or the Administrative Agent, and at the Domestic Lending Office in the case of each Lender, or to such other addresses as to which the Administrative Agent may be hereafter notified by the respective parties hereto or any future holders of the Notes:

                 The Borrower:

                 New Plan Excel Realty Trust, Inc.
                 1120 Avenue of the Americas
                 New York, New York 10036
                 Attention:       Dean Bernstein,
                                  Senior Vice President
                 Telephone:       (212) 869-3000
                 Telecopy:        (212) 869-3989
                 with a copy to:

                 New Plan Excel Realty Trust, Inc.
                 1120 Avenue of the Americas
                 New York, New York 10036
                 Attention:       Steven F. Siegel, Esq.,
                                  General Counsel
                 Telephone:       (212) 869-3000
                 Telecopy:        (212) 302-4776

                 The Administrative Agent:

                 The Bank of New York
                 One Wall Street
                 Agency Function Administration
                 18th Floor
                 New York, New York 10286
                 Attention:       Sandra Scaglione
                                  Agency Function Administrator
                 Telephone:       (212) 635-4695
                 Telecopy:        (212) 635-6365 or 6366 or 6367

                 with a copy to:

                 The Bank of New York
                 One Wall Street
                 New York, New York 10286
                 Attention:       Rick Laudisi
                                  Vice President
                 Telephone:       (212) 635-7621
                 Telecopy:        (212) 809-9526,

except that any notice, request or demand by the Borrower to or upon the Administrative Agent, the Swingline Lender, the Issuing Bank or the Lenders pursuant to Section 2.3, 2.4, 2.8, 2.9 or 2.10 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by telecopier or other electronic means as fully as if originally signed.

         11.3.   No Waiver; Cumulative Remedies.

                 No failure to exercise and no delay in exercising any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan

Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.4.   Survival of Representations and Warranties.

                 All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection therewith shall survive the execution and delivery of the Loan Documents. After the termination of this Agreement in accordance with its terms, without any extension thereof, the payment in full of all obligations of the Borrower under the Loan Documents and the expiration of any obligations of the Borrower hereunder which survive the termination of this Agreement, the Borrower shall have no liability to the Lenders under such representations and warranties, except that the foregoing shall not apply with respect to any claim, action or proceeding made or brought under any such representations or warranties prior to such termination or payment.

         11.5.   Payment of Expenses and Taxes.

                 The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether any Loan is made (i) to pay or reimburse each Credit Party for all of its out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation, negotiation and execution of, the Loan Documents, the syndication of the loan transaction evidenced by this Agreement (whether or not such syndication is completed) and any amendment, supplement or modification hereto (whether or not executed), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse each Credit Party for all of its respective costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred in connection with (x) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom (including, without limitation, any costs incurred after the entry of judgment in an attempt to collect money due in the judgment) or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of the Borrower under any of the Loan Documents and (y) the enforcement of this Section, (iii) to pay, indemnify, and hold each Credit Party harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (iv) to pay, indemnify and hold each

Credit Party and each of their respective officers, directors, employees, affiliates, agents, controlling persons and attorneys (as used in this Section, each an "Indemnified Person") harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable counsel fees and disbursements) with respect to any claim, investigation or proceeding from any third party relating to this Agreement or the Loan Documents, including the enforcement and performance of the Loan Documents and the use of the proceeds of the Loans (all the foregoing, collectively, the "indemnified liabilities"), whether or not any such indemnified person is a party to this Agreement or the Loan Documents, and to reimburse each indemnified person for all legal and other expenses incurred in connection with investigating or defending any indemnified liabilities, and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted or not prohibited under applicable law; provided, however, that the Borrower shall have no obligation hereunder to pay indemnified liabilities to any Credit Party arising from (A) the gross negligence or willful misconduct of such Credit Party or (B) disputes solely between the Credit Parties and which are not related to any act or failure to act on the part of the Borrower or the failure of the Borrower to perform any of its obligations under this Agreement or the Loan Documents.

                 Notwithstanding the foregoing, the fees and expenses referred to in clause (iv) of the preceding paragraph shall not be payable by the Borrower if (x) any such enforcement action brought by such Credit Party is dismissed, with prejudice, on the pleadings or pursuant to a motion made by the Borrower for summary judgment, and (y) if such Credit Party appeals such dismissal, such dismissal is affirmed and the time for any further appeals has expired. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the Commitments and the payment of the Notes and all other amounts payable under the Loan Documents.

         11.6.   Lending Offices.

                 Each Lender shall have the right at any time and from time to time to transfer its Loans to a different office, provided that such Lender shall promptly notify the Administrative Agent and the Borrower of any such change of office. Such office shall thereupon become such Lender's Domestic Lending Office or Eurodollar Lending Office, as the case may be, provided, however, that no such Lender shall be entitled to receive any greater amount under Sections 2.15, 2.16 or 2.18 as a result of a transfer of any such Loans to a different office of such Lender than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred.

         11.7.   Successors and Assigns.

                 (a) The Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuing Bank, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign, delegate or transfer any of its rights or obligations under the Loan Documents without the prior written consent of the Administrative Agent and all of the Lenders.

                 (b) Each Lender (other than a Designated Lender) shall have the right at any time, upon written notice to the Administrative Agent of its intent to do so, to sell, assign, transfer or negotiate all or any part of such Lender's rights and/or obligations under the Loan Documents (subject to paragraph (c) below) to one or more of its Affiliates, to one or more of the other Lenders (or to Affiliates of such other Lenders) or, with the prior written consent of the Borrower, the Administrative Agent and the Swingline Lender (which consent, from each of them, shall not be unreasonably withheld or delayed and shall not be required from the Borrower upon the occurrence and during the continuance of an Event of Default), to sell, assign, transfer or negotiate all or any part of such Lender's rights and obligations under the Loan Documents to any other bank, insurance company, pension fund, mutual fund or other financial institution, provided that there shall be paid to the Administrative Agent by the assigning Lender a fee (the "Assignment Fee") of $3,500. A Designated Lender shall not assign any of its Loans to any Person at any time, other than an assignment of all or part of such Loans to its Designating Lender. Simultaneously with each assignment by a Lender of all or any part of its and Revolving Credit Loans, such Lender shall assign, pursuant to the terms of the Other Credit Agreement, an equal percentage of its Commitment and Revolving Credit Loans under, and as defined in, the Other
Credit Agreement. For each assignment, the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance and recording an Assignment and Assumption Agreement. Upon such execution, delivery, acceptance and recording by the Administrative Agent, from and after the effective date specified in such Assignment and Assumption Agreement, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption Agreement, the assignor Lender thereunder shall be released from its obligations under the Loan Documents. The Borrower agrees upon written request of the Administrative Agent and at the Borrower's expense to execute and deliver (1) to such assignee, a Note, dated the effective date of such Assignment and Assumption Agreement, in an aggregate principal amount equal to the Loans assigned to, and Commitments assumed by, such assignee and (2) to such assignor Lender, a Note, dated the effective date of such Assignment and Assumption Agreement, in an aggregate principal amount equal to the balance of such assignor Lender's Loans and Commitment, if any, and each assignor Lender shall cancel and return to the Borrower its existing Note. Upon any such sale, assignment or other transfer, the Commitment Amounts set forth in Exhibit B shall be adjusted accordingly by the Administrative Agent and a new Exhibit B shall be distributed by the Administrative Agent to the Borrower and each Lender.

                 (c) Each Lender shall maintain an equal Commitment Percentage in (i) all Revolving Credit Loans (other than Competitive Bid Borrowings) and L/C Exposure hereunder, and (ii) all Revolving Credit Loans (other than Competitive Bid Borrowings) and Term Loans under, and as defined in, the Other Credit Agreement. Accordingly, each sale, assignment, transfer or negotiation by a Lender of all or any part of its rights and/or obligations under the Loan Documents shall include an equal pro rata share of its rights and/or obligations under Loan Documents under, and as defined in, the Other Credit Agreement.

                 (d) Each Lender may grant participations in all or any part of its Loans, its Note and its Commitment to one or more banks, insurance companies, financial institutions, pension funds or mutual funds, provided that
(i) such Lender's obligations under the Loan Documents shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties to the Loan Documents for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, (iv) no sub-participations shall be permitted and (v) the voting rights of any holder of any participation shall be limited to decisions that only do any of the following: (A) subject the participant to any additional obligation, (B) reduce the principal of, or interest on the Notes or any fees or other amounts payable hereunder, and (C) postpone any date fixed for the payment of principal of, or interest on the Notes or any fees or other amounts payable hereunder. The Borrower acknowledges and agrees that any such participant shall for purposes of Sections 2.13, 2.14, 2.15, 2.16, and 2.18 be deemed to be a "Lender"; provided, however, the Borrower shall not, at any time, be obligated to pay any participant in any interest of any Lender hereunder any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of such interest had such Lender not sold such participation.

                 (e)      If any (i) assignment is made pursuant to paragraph
(b) above or (ii) any participation granted pursuant to paragraph (d) above, shall be made to any Person that is organized under the laws of any jurisdiction other than the United States of America or any State thereof, such Person shall furnish such certificates, documents or other evidence to the Borrower and the Administrative Agent, in the case of clause (i) and to the Borrower and the Lender which sold such participation in the case of clause
(ii), as shall be required by Section 2.13(b) to evidence such Person's exemption from U.S. withholding taxes with respect to any payments under or pursuant to the Loan Documents because such Person is eligible for the benefits of a tax treaty which provides for a zero % rate of tax on any payments under the Loan Documents or because any such payments to such Person are effectively connected with the conduct by such Person of a trade or business in the United States.

                 (f) No Lender shall, as between and among the Borrower, the Administrative Agent and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any sale, assignment, transfer or negotiation of, or granting of participations in, all or any part of its Loans, its Commitment or its Note, except that a Lender shall be relieved of its obligations to the extent of any such sale, assignment, transfer, or negotiation of all or any part of its Loans, its Commitment or its Note pursuant to paragraph (b) above.

                 (g) Notwithstanding anything to the contrary contained in this Section, any Lender may at any time or from time to time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, provided that any such assignment shall not release such assignor from its obligations thereunder.

         11.8.   Designated Lender.

                 (a) Each Lender (each a "Designating Lender") may at any time designate one or more Designated Lenders to fund Competitive Bid Advances which the Designating Lender is required to fund subject to the terms of
Section 2.4. No Lender shall be entitled to make more than one such designation. The parties to each such designation shall execute and deliver to the Administrative Agent, for its acceptance, a Designation Agreement. Upon its receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Administrative Agent will accept such Designation Agreement and give prompt notice thereof to the Borrower, whereupon, from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Competitive Bid Advances on behalf of its Designating Lender pursuant to Section 2.4 after the Borrower has accepted an offer to make the Competitive Bid Advance (or a portion thereof) from the Designating Lender. Each Designating Lender shall serve as the agent of the Designated Lender and shall on behalf of the Designated Lender give and receive all communications and notices and take all actions hereunder, including without limitation votes, approvals, waivers, consents and amendments under or relating to this Agreement or the other Loan Documents. Any such notice, communication, vote approval, waiver, consent or amendment shall be signed by the Designating Lender as agent for its Designated Lender. The Borrower, the Administrative Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same.

                 (b) A Designated Lender shall not make or participate in Revolving Credit Loans made as Conventional Advances or Term Loans of any Designating Lender, nor shall any Designated Lender have a Commitment or share in or be obligated under the Commitment of any Lender, it being understood that each Designated Lender shall be entitled to make only Competitive Bid Advances offered by the Designating Lender of such Designated Lender pursuant to Section 2.4(c), to the extent the offer of such Competitive Bid Advances has been accepted by the Borrower pursuant to Section 2.4(d).

         11.9.   Counterparts.

                 Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A telecopied counterpart of any Loan Document or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Loan Document shall be deemed to be an originally executed counterpart. A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Borrower and the Administrative Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by telecopier or other electronic means to the same extent as if originally signed.

         11.10.  Adjustments; Set-off.

                 (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or any part of its Loans or participations in LC Disbursements or Swingline Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section
9.1 (h) or (i), or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender in respect of such other Lender's Loans or participations in LC Disbursements or Swingline Loans, or interest thereon, such Benefited Lender shall purchase for cash from each of the other Lenders such portion of each such other Lender's Loans and participations in LC Disbursements or Swingline Loans, and shall provide each of such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans or participations in LC Disbursements or Swingline Loans may exercise all rights of payment (including, without limitation, rights of set-off, to the extent not prohibited by law) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                 (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing in connection with the Loan Documents, or at any time upon the occurrence and during the continuance of an Event of Default under Section 9.1(a) or (b), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of the Borrower to such Lender, any amount owing from such Lender to the Borrower, at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         11.11.  Lenders' Representations.

                 Each Lender represents to the Administrative Agent that, in acquiring its Note, it is acquiring the same for its own account for the purpose of investment and not with a view to selling the same in connection with any distribution thereof, provided that the disposition of each Lender's own Property shall at all times be and remain within its control.

         11.12.  Indemnity.

                 The Borrower agrees to indemnify and hold harmless each Credit Party and its affiliates, directors, officers, employees, affiliates, agents, controlling persons and attorneys (each an "Indemnified Person") from and against any loss, cost, liability, damage or expense (including the reasonable fees and disbursements of counsel of such Indemnified Person, including all local counsel hired by any such counsel) incurred by such Indemnified Person in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any commenced or threatened litigation, administrative proceeding or investigation under any federal securities or tax laws or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon: (i) any untrue statement of any material fact by the Borrower in any document or schedule executed or filed with any Governmental Authority by or on behalf of the Borrower; (ii) any omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; or (iii) any acts, practices or omissions of the Borrower or its agents relating to the use of the proceeds of any or all borrowings made by the Borrower which are alleged to be in violation of Section 2.17, or in violation of any federal securities or tax laws or of any other statute, regulation or other law of any jurisdiction applicable thereto, whether or not such Indemnified Person is a party thereto. The indemnity set forth herein shall be in addition to any other obligations, liabilities or other indemnifications of the Borrower to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Commitments and the payment of all indebtedness of the Borrower under the Loan Documents, provided that the Borrower shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court having jurisdiction to have resulted primarily out of the gross negligence or willful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person.

         11.13.  Governing Law.

                 The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws.

         11.14.  Headings Descriptive.

                 Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

         11.15.  Severability.

                 Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

         11.16.  Integration.

                 All exhibits to a Loan Document shall be deemed to be a part thereof. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders with respect to the subject matter thereof.

         11.17.  Consent to Jurisdiction.

                 The Borrower and each of the Credit Parties hereby irrevocably submit to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. The Borrower and each of the Credit Parties hereby irrevocably waive, to the fullest extent permitted or not prohibited by law, any objection which any of them may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

         11.18.  Service of Process.

                 The Borrower hereby agrees that process may be served against it in any suit, action or proceeding referred to in Section 11.17 by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of the Borrower set forth in Section 11.2 or in the applicable Loan Document executed by the Borrower. The Borrower hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

         11.19.  No Limitation on Service or Suit.

                 Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Administrative Agent or any Lender to serve process in any manner permitted by law or limit the right of the Administrative Agent or any Lender to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions in which the Borrower may be served.

         11.20.  WAIVER OF TRIAL BY JURY.

                 THE ADMINISTRATIVE AGENT, THE CO-DOCUMENTATION AGENTS, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING

OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE ADMINISTRATIVE AGENT, THE CO-DOCUMENTATION AGENTS, THE LENDERS, OR COUNSEL TO THE ADMINISTRATIVE AGENT THE CO-DOCUMENTATION AGENTS OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT, THE CO-DOCUMENTATION AGENTS OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT, THE CO-DOCUMENTATION AGENTS, AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

         11.21.  Termination

                 After the termination of this Agreement in accordance with its terms, without any extension thereof, and the payment in full of all obligations of the Borrower under the Loan Documents (including without limitation, all principal, interest, Facility Fees and other amounts payable hereunder and under the Notes), the obligations of the Borrower hereunder (other than those which are stated herein to survive any termination of this Agreement) shall terminate, except that the foregoing shall not apply with respect to any claim, action or proceeding made or brought under any other provision of the Loan Documents prior to such termination or payment. At the request of the Borrower, each Lender whose obligations under the Notes have been fully paid shall promptly return to the Borrower its Note marked "paid" or shall deliver other evidence that such Lender has received full payment of such obligations.

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     NEW PLAN EXCEL REALTY
                                        TRUST, INC.


                                     By: /s/ Dean Bernstein
                                         ------------------------
                                         Dean Bernstein
                                         Senior Vice President


                                     THE BANK OF NEW YORK,
                                     as Administrative Agent, Swingline Lender,
                                     Issuing Bank and a Lender


                                     By: /s/ Frederick Laudisi
                                         -------------------------
                                         Frederick Laudisi
                                         Vice President


                                     BANK ONE, NA
                                     as Co-Documentation Agent
                                     and a Lender


                                     By: /s/ Patricia Leung
                                         -------------------------
                                         Name: Patricia Leung
                                         Title: Senior Vice President


                                     BANKBOSTON, N. A.
                                     as Co-Documentation Agent
                                     and a Lender


                                     By: /s/ Daniel P. Stegemoeller
                                         -------------------------
                                         Name: Daniel P. Stegemoeller
                                         Title: Vice President

                                           ARGENTARIA, CAJA POSTAL Y
                                              BANCO HIPOTECARIO S.A.


                                           By: /s/ Augusto Godoy
                                               -------------------------
                                               Name: Augusto Godoy
                                               Title: General Manager


                                           BANK OF AMERICA, N. A.


                                           By: /s/ Thomas E. Schubert
                                               -------------------------
                                               Name:
                                               Title:


                                           CHANG HWA COMMERCIAL
                                              BANK, LTD., NEW YORK BRANCH


                                           By: /s/ Wan-Tu Yeh
                                               -------------------------
                                               Name: Wan-Tu Yeh
                                               Title: VP & General Manager


                                           ERSTE BANK


                                           By: /s/ Paul Judicke
                                               -------------------------
                                               Name: Paul Judicke
                                               Title: Vice President


                                           By: /s/ John S. Runnion
                                               -------------------------
                                               Name: John S. Runnion
                                               Title: First Vice President


                                           ISRAEL DISCOUNT BANK OF
                                              NEW YORK


                                           By: /s/ Marc G. Cooper
                                               -------------------------
                                               Name: Marc G. Cooper
                                               Title: Vice President


                                           By: /s/ Chet Davis
                                               -------------------------
                                               Name: Chet Davis
                                               Title: First Vice President

                                             PNC BANK, N. A.


                                             By: /s/ Thomas Nastarowicz
                                                 ------------------------------
                                                 Name: Thomas Nastarowicz
                                                 Title: Vice President


                                             KEY BANK


                                             By: /s/ KENNETH A. MCINTYRE, JR.
                                                 ------------------------------
                                                 Name: Kenneth A. Mcintyre, Jr.
                                                 Title: Vice President